Exhibit 99.1

                                                                       EXECUTION



                                       [Published Deal CUSIP:__________________]



                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of December 17, 2004

                                      among

                         GREEN VALLEY RANCH GAMING, LLC

                 The Lenders and Syndication Agent herein named

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                         BANC OF AMERICA SECURITIES LLC

                                       and

                             WELLS FARGO BANK, N.A.,

                    as Joint Lead Arrangers and Book Managers

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                                TABLE OF CONTENTS
                                -----------------
                                                                                                               Page
                                                                                                               ----
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS........................................................................1

         1.1      Defined Terms...................................................................................1

         1.2      Use of Defined Terms...........................................................................28

         1.3      Accounting Terms...............................................................................28

         1.4      Rounding.......................................................................................28

         1.5      Exhibits and Schedules.........................................................................28

         1.6      References to "Borrower and its Subsidiaries"..................................................28

         1.7      Miscellaneous Terms............................................................................28

         1.8      Letter of Credit Amounts.......................................................................29

ARTICLE 2 LOANS AND LETTERS OF CREDIT............................................................................29

         2.1      Loans General..................................................................................29

         2.2      Base Rate Loans................................................................................31

         2.3      LIBOR Loans....................................................................................31

         2.4      Letters of Credit..............................................................................31

         2.5      Voluntary Reduction of the Revolving Commitment................................................38

         2.6      Mandatory Reductions of the Term Commitment and Prepayments of the Term Commitment.............38

         2.7      Optional Increase to the Commitments...........................................................38

         2.8      Optional Extensions of Revolving Maturity Date.................................................40

         2.9      Administrative Agent's Right to Assume Funds Available for Advances............................41

         2.10     Swing Line.....................................................................................41

         2.11     Collateral and Guaranty........................................................................43

         2.12     Senior Indebtedness............................................................................43

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

ARTICLE 3 PAYMENTS AND FEES......................................................................................44

         3.1      Principal and Interest.........................................................................44

         3.2      Arrangement Fee................................................................................45

         3.3      Upfront Fees...................................................................................45

         3.4      Commitment Fees................................................................................45

         3.5      Letter of Credit Fees..........................................................................45

         3.6      Agency Fee.....................................................................................46

         3.7      Increased Commitment Costs.....................................................................46

         3.8      Eurodollar Costs and Related Matters...........................................................47

         3.9      Late Payments..................................................................................50

         3.10     Computation of Interest and Fees...............................................................50

         3.11     Non Business Days..............................................................................50

         3.12     Manner and Treatment of Payments...............................................................50

         3.13     Funding Sources................................................................................52

         3.14     Failure to Charge Not Subsequent Waiver........................................................52

         3.15     Administrative Agent's Right to Assume Payments Will be Made...................................52

         3.16     Fee Determination Detail.......................................................................53

         3.17     Survivability..................................................................................53

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.........................................................................53

         4.1      Existence and Qualification; Power; Compliance With Laws.......................................53

         4.2      Authority; Compliance With Other Agreements and Instruments and Government Regulations.........53

         4.3      No Governmental Approvals Required.............................................................54

         4.4      Subsidiaries...................................................................................54

         4.5      Financial Statements...........................................................................54

         4.6      No Other Liabilities; No Material Adverse Changes..............................................55

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

         4.7      Title to Property..............................................................................55

         4.8      Intangible Assets..............................................................................55

         4.9      Public Utility Holding Company Act.............................................................55

         4.10     Litigation.....................................................................................55

         4.11     Binding Obligations............................................................................55

         4.12     No Default.....................................................................................56

         4.13     ERISA..........................................................................................56

         4.14     Regulation U; Investment Company Act...........................................................56

         4.15     Disclosure.....................................................................................56

         4.16     Tax Liability..................................................................................56

         4.17     Projections....................................................................................57

         4.18     Hazardous Materials............................................................................57

         4.19     Gaming Laws....................................................................................57

         4.20     Security Interests.............................................................................57

         4.21     Tax Shelter Regulations........................................................................58

ARTICLE 5 AFFIRMATIVE COVENANTS..................................................................................58

         5.1      Payment of Taxes and Other Potential Liens.....................................................58

         5.2      Preservation of Existence......................................................................58

         5.3      Maintenance of Properties......................................................................58

         5.4      Maintenance of Insurance.......................................................................59

         5.5      Compliance With Laws...........................................................................59

         5.6      Inspection Rights..............................................................................59

         5.7      Keeping of Records and Books of Account........................................................59

         5.8      Compliance With Agreements.....................................................................59

         5.9      Use of Proceeds................................................................................59


         5.10     New Subsidiaries...............................................................................60

         5.11     Hazardous Materials Laws.......................................................................60

ARTICLE 6 NEGATIVE COVENANTS.....................................................................................61

         6.1      Payment of Subordinated Obligations............................................................61

         6.2      Disposition of Property........................................................................61

         6.3      Mergers........................................................................................61

         6.4      Hostile Acquisitions...........................................................................61

         6.5      Distributions..................................................................................61

         6.6      ERISA..........................................................................................62

         6.7      Change in Nature of Business...................................................................62

         6.8      Liens and Negative Pledges.....................................................................62

         6.9      Indebtedness and Guaranty Obligations..........................................................63

         6.10     Transactions with Affiliates...................................................................64

         6.11     Fixed Charge Coverage Ratio....................................................................64

         6.12     Leverage Ratio.................................................................................65

         6.13     Capital Expenditures...........................................................................65

         6.14     Investments....................................................................................65

         6.15     Acquisitions...................................................................................66

         6.16     Management Fees................................................................................66

         6.17     Amendments to Constituent Documents............................................................66

         6.18     Prepayments....................................................................................66

         6.19     Synthetic Leases...............................................................................67

         6.20     Phase III Project..............................................................................67

ARTICLE 7 CONSTRUCTION PERIOD COVENANTS..........................................................................68

         7.1      Construction of Project........................................................................68


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
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
         7.2      Construction Requirements......................................................................68

         7.3      Construction Services..........................................................................68

         7.4      Notice of Changes..............................................................................68

         7.5      Construction Progress Reports..................................................................68

         7.6      Construction Information.......................................................................68

         7.7      Construction, Permits, Licenses and Approvals..................................................68

         7.8      Purchase of Materials..........................................................................69

         7.9      Purchase of Offsite Materials..................................................................69

         7.10     Site Visits....................................................................................69

         7.11     Protection Against Lien Claims.................................................................69

         7.12     Completion Certificates........................................................................69

         7.13     Completion Survey..............................................................................69

ARTICLE 8 INFORMATION AND REPORTING REQUIREMENTS.................................................................70

         8.1      Financial and Business Information.............................................................70

         8.2      Compliance Certificates........................................................................73

ARTICLE 9 CONDITIONS.............................................................................................74

         9.1      Conditions to Closing..........................................................................74

         9.2      Any Advance....................................................................................75

         9.3      Any Letter of Credit...........................................................................76

ARTICLE 10 DEFAULT AND REMEDIES UPON EVENT OF DEFAULT............................................................77

         10.1     Events of Default..............................................................................77

         10.2     Remedies Upon Event of Default.................................................................80

ARTICLE 11 ADMINISTRATIVE AGENT..................................................................................83

         11.1     Appointment and Authorization of Administrative Agent..........................................83

         11.2     Delegation of Duties...........................................................................83

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

         11.3     Liability of Administrative Agent..............................................................83

         11.4     Reliance by Administrative Agent...............................................................84

         11.5     Notice of Default..............................................................................84

         11.6     Credit Decision; Disclosure of Information by Administrative Agent.............................85

         11.7     Indemnification of Administrative Agent........................................................85

         11.8     Administrative Agent in its Individual Capacity................................................86

         11.9     Successor Administrative Agent.................................................................86

         11.10    Administrative Agent May File Proofs of Claim..................................................87

         11.11    Other Agents; Arrangers and Managers...........................................................87

         11.12    Proportionate Interest in any Collateral.......................................................87

         11.13    Foreclosure on Collateral......................................................................88

         11.14    Subordination, Non Disturbance and Attornment Agreements.......................................88

         11.15    No Obligations of Borrower.....................................................................88

ARTICLE 12 MISCELLANEOUS.........................................................................................89

         12.1     Cumulative Remedies; No Waiver.................................................................89

         12.2     Amendments; Consents...........................................................................89

         12.3     Attorney Costs, Expenses and Taxes.............................................................90

         12.4     Nature of Lenders' Obligations.................................................................91

         12.5     Survival of Representations and Warranties.....................................................92

         12.6     Notices........................................................................................92

         12.7     Execution of Loan Documents....................................................................93

         12.8     Binding Effect; Assignment.....................................................................93

         12.9     Right of Setoff................................................................................96

         12.10    Sharing of Setoffs.............................................................................96

         12.11    Indemnification by Borrower....................................................................97

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

         12.12    Nonliability of the Lenders....................................................................97

         12.13    No Third Parties Benefited.....................................................................98

         12.14    Confidentiality................................................................................98

         12.15    Further Assurances.............................................................................99

         12.16    Integration...................................................................................100

         12.17    Governing Law.................................................................................100

         12.18    Severability of Provisions....................................................................100

         12.19    Headings......................................................................................100

         12.20    Time of the Essence...........................................................................100

         12.21    Foreign Lenders and Participants..............................................................100

         12.22    Hazardous Material Indemnity..................................................................102

         12.23    Gaming Compliance.............................................................................103

         12.24    Termination of Make Well Agreement and Greenspun Pledge Agreement.............................103

         12.25    Payments Set Aside............................................................................104

         12.26    Waiver of Right to Trial by Jury..............................................................104

         12.27    Purported Oral Amendments.....................................................................104

Exhibits

A  -     Assignment Agreement
B  -     Compliance Certificate
C-1      Revolving Note
C-2      Term Note
D  -     Pricing Certificate
E  -     Request for Loan
F  -     Subordination, Non-Disturbance and Attornment Agreement
G  -     Lender Consent to Amendment and Restatement

Schedules
2.1      Pro Rata Shares of the Commitments
4.3      Governmental Approvals
4.7      Existing Liens, Negative Pledges and Rights of Others
4.8      Trademarks and Trade Names

4.10     Material Litigation
4.18     Hazardous Materials Matters
6.9      Existing Indebtedness
6.14     Investments
12.6     Notice Addresses

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of December 17, 2004

     This SECOND AMENDED AND RESTATED LOAN AGREEMENT is entered into by and among Green Valley Ranch Gaming, LLC, a Nevada limited liability company (together with its successors and permitted assigns, the "Borrower"), Wells Fargo Bank, N.A., as Syndication Agent and Joint Lead Arranger and book manager ("Wells Fargo"), the Lenders referred to herein, and Bank of America, N.A., as Administrative Agent. While not a party hereto, Banc of America Securities LLC, along with Wells Fargo, has served as Joint Lead Arranger and book manager for the credit facilities described herein. Borrower, Administrative Agent and the other Lenders, covenant and agree with reference to the following facts:

     A. Borrower and Administrative Agent have previously entered into the Existing Loan Agreement described herein.

     B. Effective on the Closing Date, Borrower, Administrative Agent and the Lenders desire to amend the Existing Loan Agreement as set forth herein to provide, inter alia (i) for an increase in the amount of the Term Loans to $200,000,000, (ii) a $50,000,000 reduction of the Revolving Commitment, and
(iii) an extension of the maturity thereof and revisions to the covenants of Borrower set forth therein.

     C. Each of the Term Loans outstanding under the Loan Agreement shall remain outstanding on the Closing Date and shall continue to be evidenced by the Existing Term Notes, provided that each Lender providing a portion of the increase to the Term Loans shall be entitled to the issuance of a new Term Note to evidence such increased amount.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition" means any transaction, or any series of related transactions, by which Borrower and/or any of its Subsidiaries directly or indirectly acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof constituting an ongoing business, whether through a purchase of capital stock or assets, a merger or otherwise.

     "Administrative Agent" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

     "Administrative Agent's Office" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

     "Advance" means any advance made or to be made by any Lender to Borrower as provided in Article 2, and includes each Base Rate Advance and LIBOR Advance.

     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent and the Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Agreement" means this Second Amended and Restated Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

     "Applicable Margins" means, as of any date of determination:

          (a) as to the Term Loans, the following percentages per annum, based upon the Pricing Level on that date:

------------------------- ------------------------- --------------------------
     Pricing Level            Base Rate Margin            LIBOR Margin
------------------------- ------------------------- --------------------------
           I                       0.500%                    1.750%
------------------------- ------------------------- --------------------------
           II                      0.750%                    2.000%
------------------------- ------------------------- --------------------------
          III                      0.750%                    2.000%
------------------------- ------------------------- --------------------------

          (b) as to the Revolving Loans, the following percentages per annum, based upon the Pricing Level on that date:

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


------------------------- ----------------------- ----------------------------- ------------------------
     Pricing Level           Base Rate Margin     LIBOR Margin and Letter of        Commitment Fee
     -------------           ----------------     ---------------------------       --------------
                                                        Credit Fee Rate
                                                        ---------------
------------------------- ----------------------- ----------------------------- ------------------------
           I                      0.250%                     1.500%                     0.250%
------------------------- ----------------------- ----------------------------- ------------------------
           II                     0.375%                     1.625%                     0.375%
------------------------- ----------------------- ----------------------------- ------------------------
          III                     0.500%                     1.750%                     0.375%
------------------------- ----------------------- ----------------------------- ------------------------

     "Architect" means (a) in respect of the Phase II Project, the Friedmutter Group, and (b) in respect of the Phase III Contract, the Friedmutter Group or any other replacement architect which is selected by Borrower and approved by the Administrative Agent (which approval shall not be unreasonably withheld).

     "Architect Contracts" means (a) in respect of the Phase II Project, the Agreement for Architectural Services, dated as of October 1, 2003, between the Architect and Borrower, and (b) in respect of the Phase III Project, any other contract between the relevant Architect and Borrower relating to the design and construction of the Phase III Project and the preparation of the related Construction Plans, together with all amendments thereto.

     "Assignment Agreement" means an Assignment and Assumption substantially in the form of Exhibit A.

     "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

     "Bank of America" means Bank of America, N.A., its successors and assigns.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Advance" means an Advance made hereunder and specified to be an Base Rate Advance in accordance with Article 2.

     "Base Rate Loan" means a Loan made hereunder and specified to be an Base Rate Loan in accordance with Article 2.

     "Base Rate Margin" means the applicable per annum percentage set forth in the definition of "Applicable Margins".

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Capital Expenditure" means any expenditure that is treated as a capital expenditure under GAAP, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation and including interest required by GAAP to be capitalized with respect to such an expenditure.

     "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

     "Cash" means, when used in connection with any Person, all monetary and non monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

     "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

          (a) Government Securities due within one year after the date of the making of the Investment;

          (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year from the making of the Investment;

          (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

          (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

          (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

          (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause
          (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Group (a division of McGraw Hill, Inc.), in each case due within one year after the date of the making of the Investment;

          (g)  "money   market   preferred   stock"   issued  by  a  corporation
          incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw Hill, Inc.), in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d) above; provided that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000; and

          (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.).

     "Casino" means the real property in Henderson, Nevada commonly known as the Green Valley Ranch Station Casino, together with the related improvements thereon.

     "CC&R's" means the Declaration of Covenants, Conditions and Restrictions of Green Valley Ranch Commercial dated September 18, 2001 recorded on or about September 21, 2001 with respect to the Property subject to the Deed of Trust and surrounding real property.

     "Certificate" means a certificate signed by a Senior Officer or Responsible Official (as applicable) of the Person providing the certificate.

     "Change in Control" means the occurrence of any of (a) a Station Change of Control, or (b) the failure of Station beneficially to own, directly or indirectly, fifty percent or more of the membership interests in Borrower, provided that the reduction of Station's ownership interests therein pursuant to the terms of the Operating Agreement to a share which is not less than 45% of the outstanding membership interests shall not constitute a "Change in Control."

     "Closing Date" means the time and Business Day on which the conditions set forth in Section 9.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

     "Collateral"  means  all  of  the  collateral  covered  by  the  Collateral
Documents.

     "Collateral Documents" means, collectively, the Security Agreement, the Deed of Trust, the Member Pledge Agreements, and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrower or any of its Subsidiaries to secure the Obligations.

     "Commitments" means, the Revolving Commitment, the Term Commitment and any incremental term loan commitments extended pursuant to Section 2.7.

     "Commitment Fee Rate" means the applicable per annum percentage set forth in the definition of "Applicable Margins".

     "Completion Date" means the date upon which the Phase II Project has been physically substantially completed and is legally open for business to the general public.

     "Completion Guaranty" means the completion guaranty regarding the Phase II Project executed and delivered by the Members and Station on the Closing Date on a joint and several basis, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

     "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Senior Officer of Borrower.

     "Construction Budget" means, in respect of each Project, the itemized schedule delivered by Borrower to the Administrative Agent setting forth on a line item basis, to the reasonable satisfaction of the Administrative Agent and the Lenders, all of the anticipated costs (including financing expenses and Pre-Opening Expenses) of construction of that Project and the acquisition of all related equipment and fixtures.

     "Construction Contract" means, (a) in respect of the Phase II Project, Borrower's existing Construction Contract with Perini Building Company, and (b) in respect of the Phase III Contract, the prime construction contract relating to the construction of the Project approved by the Administrative Agent pursuant to Section 6.20, together with all amendments thereto.

     "Construction Period" means any period during which active construction of the Phase II Project or the Phase III Project is being pursued.

     "Construction Plans" means (a) in respect of the Phase II Project, the construction plans heretofore delivered for that Project to the Administrative Agent pursuant to the Existing Loans Agreement, and (b) in respect of the Phase III Project, the construction plans and all related drawings, plans and specifications relating to that Project prepared by or for Borrower, as the same may be amended or supplemented from time to time, and, if required, submitted to and approved by the Clark County Building Department, all of which plans and specifications shall describe and set forth the plans and specifications for the construction of the Phase III Project and the labor and materials necessary for the construction thereof.

     "Construction  Timetable" means the detailed timetable for the construction
of  each  Project  in  accordance  with  the  related   Construction  Plans  and
Construction Budget.

     "Contractor" means (a) in respect of the Phase II Contract, Perini Building Company, and (b) in respect of the Phase III Contract, Perini Building Company or any other replacement general contractor which is selected by Borrower and approved by the Administrative Agent (which approval shall not be unreasonably withheld).

     "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

     "CSG" means Professional Construction Associates.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

     "Deed of Trust" means the amended and restated deed of trust executed and delivered by Borrower on the Closing Date in respect of the Casino, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

     "Default" means any event that, with the giving of any applicable notice or passage of time specified in Section 10.1, or both, would be an Event of Default.

     "Default Rate" means the interest rate prescribed in Section 3.9.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in the Letter of Credit Usage or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Designated Deposit Account" means deposit account number 4165344334 maintained by Borrower with Wells Fargo Bank, N.A., or any other account reasonably approved by the Administrative Agent.

     "Designated Eurodollar Market" means, with respect to any LIBOR Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in both the London and Cayman Islands Eurodollar Markets are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that neither the London nor the Cayman Islands Eurodollar Market represents at the relevant time the effective pricing to the Lenders for deposits of Dollars in such Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Lenders.

     "Disposition" means the voluntary sale, transfer or other disposition of any asset of Borrower other than (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower and (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower, or where Borrower determines in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower.

     "Disqualified Equity Interest" means any membership interest, warrants, options or other rights to acquire a membership interest (but excluding any debt security which is convertible, or exchangeable, for a membership interest), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Term Maturity Date; provided that the aforementioned interests shall not be a Disqualified Equity Interest if they are redeemable prior to the Term Maturity Date only if the executive committee of Borrower determines in its judgment that as a result of a holder or beneficial owner owning such interests (a) Borrower has lost or may lose any license or franchise from any Gaming Board held by Borrower or any Subsidiary of Borrower necessary to conduct any portion of the business of Borrower or (b) any Gaming Board has taken or may take action to materially restrict or impair the operations of Borrower, which license, franchise or action is conditioned upon some or all of the holders or beneficial owners of such interests being licensed or found qualified or suitable to own such interests.

     "Distribution" means, with respect to any shares of capital stock or any membership interest or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

     "Dollars" or "$" means United States dollars.

     "EBITDAM" means, with respect to any fiscal period, the sum of (a) the Net Income for that period, plus (b) any non operating non recurring loss reflected in such Net Income, minus (c) any non operating non recurring gain reflected in such Net Income, plus (d) Interest Expense for that period, plus (e) to the extent deducted in determining Net Income, the aggregate amount of Member Tax Distributions paid by Borrower and its Subsidiaries during that period, plus (f) depreciation, amortization and all other non cash expenses of Borrower and its Subsidiaries for that period, plus (g) Management Fees paid by Borrower and its Subsidiaries during that period, plus (h) Pre Opening Expenses of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) a Related Fund; and (d) any other Person (other than a natural person) approved by
(i) the Administrative  Agent, the Issuing Lender and the Swing Line Lender, and
(ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that
(A) neither the Members nor their Affiliates shall be "Eligible Assignees," (B) each Eligible Assignee shall be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 12.21 and (C) to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Boards.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

     "ERISA Affiliate" means each Person (whether or not incorporated) which is required to be aggregated with Borrower pursuant to Section 414 of the Code.

     "Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

     "Event of Default" shall have the meaning provided in Section 10.1.

     "Existing Equity Holders" means Frank J. Fertitta, Lorenzo J. Fertitta, Glenn C. Christenson, Blake L. Sartini, Delise F. Sartini, Scott M. Nielson and William W. Warner and their executors, administrators or the legal representatives of their estates, their heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor or co settlor and any corporation, partnership or other entity which is an Affiliate of any of the foregoing. Existing Equity Holders shall also mean any lineal descendants of such persons, but only to the extent that the beneficial ownership of the Voting Stock held by such lineal descendants was directly received (by gift, trust or sale) from any such person.

     "Existing Loan Agreement" means that certain Amended and Restated Loan Agreement dated as of December 22, 2003, among Borrower, the lenders named therein and Administrative Agent (as thereafter amended).

     "Existing Term Notes" means the Term Loan Notes executed and delivered by Borrower under the Existing Loan Agreement and outstanding immediately prior to the Closing Date.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarter" means the fiscal quarter of Borrower ending on each March 31, June 30, September 30 and December 31.

     "Fiscal Year" means the fiscal year of Borrower ending on each December 31.

     "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) EBITDAM determined for the twelve month period ending on that date to (b) the sum of (i) scheduled principal payments and prospective Interest Expense for the four succeeding Fiscal Quarters with respect to all then outstanding Indebtedness of the Borrower and its Subsidiaries, based upon the then outstanding principal amounts of such Indebtedness and the interest rates then applicable to such Indebtedness, plus (ii) Maintenance Capital Expenditures of Borrower and its Subsidiaries for the fiscal period used in determining EBITDAM above, plus (iii) Management Fees paid by Borrower and its Subsidiaries during the same fiscal period, plus (iv) Distributions (including

Member Tax Distributions) paid by Borrower and its Subsidiaries during the same fiscal period.

     "Foreign Lender" has the meaning specified in Section 12.21(a)(1).

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

     "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower within its jurisdiction.

     "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower within its jurisdiction, including, without limitation, the Nevada State Gaming Control Act, codified as Nevada Revised Statutes Chapter 463 and the regulations promulgated thereunder.

     "GCR Gaming" means GCR Gaming, LLC, a Nevada limited liability company, and a Member of Borrower.

     "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

     "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including any Gaming Board), or (c) any court or administrative tribunal of competent jurisdiction.

     "Guaranty Obligation" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty
Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected in the consolidated balance sheet of Borrower.

     "GV Ranch Station" means GV Ranch Station, Inc., a Nevada corporation, and a Member of Borrower.

     "Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

     "Hazardous   Materials  Laws"  means  all  Laws  governing  the  treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

     "Indebtedness" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) the portion of Capital Lease Obligations of such Person required by GAAP to be shown on a balance sheet of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person, and (f) the net amount of any obligations of such Person under Swap Agreements, provided that in no event shall the obligations of a Person under an operating lease (as such term is defined under GAAP) or any Synthetic Lease be deemed Indebtedness of that Person.

     "Indemnified Liabilities" has the meaning set forth in Section 12.11.

     "Indemnitees" has the meaning set forth in Section 12.11.

     "Initial Pricing Period" means the period beginning on the Closing Date and ending on February 15, 2005.

     "Intangible Assets" means assets that are considered intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks and patents.

     "Interest Differential" means, with respect to any prepayment of a LIBOR Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a LIBOR Loan on the date or in the amount specified in any Request for Loan, (a) LIBOR payable (or, with respect to a failure to borrow, LIBOR which would have been payable) with respect to the LIBOR Loan minus (b) LIBOR on, or as near as practicable to the date of the prepayment or failure to borrow for a LIBOR Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the LIBOR Loan so prepaid or which would have been borrowed on such date.

     "Interest Expense" means, with respect to any Person and as of the last day of any fiscal period, the sum without duplication of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

     "Interest Period" means, as to each LIBOR Loan, a period of 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) as designated by Borrower; provided that (a) the first day of each Interest Period must be a Business Day, (b) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, and (c) no Interest Period may extend beyond the Term Maturity Date.

     "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents or has resulted in a cancellation or forgiveness of Indebtedness payable in Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment. An Investment in a Person consisting of the guaranty of an obligation of such Person shall not be deemed outstanding following the termination or expiration of such guaranty. Swap Agreements shall not be deemed Investments.

     "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     "Issuing Lender" means Bank of America or Wells Fargo.

     "Joint Lead Arrangers" means Banc of America Securities LLC and Wells Fargo, in their capacities as joint lead arrangers and book managers.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under a Letter of Credit which has not been reimbursed on the date when made or refinanced as a Loan.

     "Laws" means, collectively, all international,  foreign, federal, state and
local   statutes,   treaties,   rules,   regulations,   ordinances,   codes  and
administrative or judicial precedents.

     "Lender" has the meaning set forth in the preamble to this Agreement.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Fee" means the applicable per annum percentage set forth in the definition of "Applicable Margins".

     "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings.

     "Letters of Credit" means any of the letters of credit issued by the Issuing Lender under the Revolving Commitment pursuant to Section 2.4 either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

     "Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) the sum (without duplication) of (i) all Indebtedness of Borrower and its Subsidiaries on that date plus (ii) all Guaranty Obligations of Borrower and its Subsidiaries on that date to (b) EBITDAM for the twelve month period ending on that date.

     "LIBOR" means for any Interest Period with respect to any LIBOR Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

        LIBOR =                  LIBO Base Rate
                     --------------------------------------
                            1.00 - Reserve Percentage


     Where, "LIBO Base Rate" means, for such Interest Period:


          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) 2 Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) 2 Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "LIBOR Advance" means an Advance made hereunder and specified to be a LIBOR Advance in accordance with Article 2.

     "LIBOR Lending Office" means, as to each Lender, its office or branch so designated by written notice to Borrower and the Administrative Agent as its LIBOR Lending Office. If no LIBOR Lending Office is designated by a Lender, its LIBOR Lending Office shall be its office at its address for purposes of notices hereunder.

     "LIBOR Loan" means a Loan made hereunder and specified to be a LIBOR Loan in accordance with Article 2.

     "LIBOR Margin" means the applicable per annum percentage set forth in the definition of "Applicable Margins".

     "License Revocation" means (a) the revocation, involuntary failure to renew or suspension of any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower, (b) the appointment by any Gaming Board of a receiver, supervisor or similar official with respect to any such gaming facility or (c) the involuntary closure of any such casino or gaming facility pursuant to an order of any Gaming Board.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any currently effective agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or currently effective agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

     "Loan" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

     "Loan  Documents"  means,  collectively,  this  Agreement,  the Notes,  the
Completion Guaranty, any Subsidiary Guaranty, the Letters of Credit, the Collateral Documents, any Secured Swap Agreement, the Member Subordination Agreement, the Swing Line Note and any other agreements of any type or nature hereafter executed and delivered by Borrower, the Subsidiaries of Borrower, the Members, or any Affiliate of the Members to the Administrative Agent, any Lender or the Swing Line Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

     "Maintenance Capital Expenditure" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of Property subject to the Deed of Trust, excluding any Capital Expenditures which materially adds to or further improves such Property (including without limitation, the expenditures contemplated by the Construction Budgets to be made in respect of the Projects).

     "Majority Lenders" means, as of each date of determination (a) if the Commitments are then in effect Lenders having in the aggregate a majority in interest of the then effective Commitments, and (b) if the Commitments have then been terminated, Lenders holding a majority in interest of the aggregate outstanding Obligations.

     "Management Fee" means any fee paid or payable to any Person for management, auditing, administrative or other similar services provided to Borrower, however determined.

     "Manager" means GV Ranch Station.

     "Margin  Stock" means "margin  stock" as such term is defined in Regulation
U.

     "Material  Adverse Effect" means any set of  circumstances  or events which
(a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document (other than as a result of any action or inaction of the Administrative Agent, any Lender or any Affiliate of any Lender), (b) has been or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower or (c) has materially impaired or could reasonably be expected to materially impair the ability of Borrower to perform the Obligations.

     "Member Pledge Agreements" means the Pledge Agreements executed and delivered by each of the Members on the Closing Date, either as originally executed or as they may from time to time be supplemented, modified, amended, extended or supplanted.

     "Member Pledged Collateral" means the membership interests in Borrower held by each of the Members.

     "Member   Subordination   Agreement"   means  the  amended   and   restated
subordination agreement executed by each of the Members on the Closing Date, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

     "Member Tax Distributions" means Distributions by Borrower to its Members for the payment of federal and state income taxes as permitted under Section 6.5(b).

     "Members" means, collectively, GCR Gaming and GV Ranch Station.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contributes or is obligated to contribute.

     "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 which affects only the

Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

     "Net Cash Proceeds" means, with respect to a Disposition, (a) the Cash proceeds of such Disposition received by Borrower net of (i) the expenses incurred by Borrower in connection therewith, (ii) the amount of any
Indebtedness secured by a Lien on the Property which is the subject thereof which Borrower is required to discharge and (iii) the reasonably estimated income, capital gains and other taxes payable by Borrower in connection therewith and (b) all Cash proceeds and collections of Cash received by Borrower with respect to any promissory note or non Cash Property received by Borrower upon such Disposition.

     "Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

     "New Lenders" has the meaning set forth in Section 2.7(d).

     "Notes" means, collectively, the Revolving Notes and the Term Notes, and includes without limitation the Existing Term Notes.

     "Obligations" means all present and future obligations of every kind or nature of Borrower at any time and from time to time owed to the Administrative Agent or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower.

     "Operating Agreement" means the Operating Agreement dated as of March 10, 2000 among the Members, as amended by a First Amendment to Operating Agreement dated as of September 17, 2001, a Second Amendment to Operating Agreement dated as of December 19, 2003, and a Third Amendment to Operating Agreement dated as of December 17, 2004, as the same may be further amended from time to time in accordance with Section 6.17.

     "Opinions of Counsel" means the favorable written legal opinions issued to the Administrative Agent and the Lenders on the Closing Date of (a) Milbank, Tweed, Hadley & McCloy LLP, special counsel to Borrower, and (b) Schreck Brignone, special Nevada counsel to Borrower, together with copies of all factual certificates delivered to such counsel in connection with their opinions.

     "Party" means any Person other than the Administrative Agent, the Lenders, any Affiliate of any Lender and the trustee under the Deed of Trust, which now or hereafter is a party to any of the Loan Documents (other than Persons which are party only to the Member Subordination Agreement or the Letters of Credit).

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its ERISA Affiliates or to which Borrower or any of its ERISA Affiliates contributes or has an obligation to contribute.

     "Permitted Encumbrances" means:

          (a) inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no material Property is subject to a material impending risk of loss or forfeiture;

          (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no material Property is subject to a material impending risk of loss or forfeiture;

          (c) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

          (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

          (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

          (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

          (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

          (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

          (i) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no material Property is subject to a material impending risk of loss or forfeiture;

          (j) the CC&R's and any other covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

          (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

          (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

          (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

          (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);

          (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

          (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower;

          (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds;

          (r) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, provided that such Lien is junior to the Lien of the Collateral Documents, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture; and

          (s) other non consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held.

     "Permitted Right of Others" means a Right of Others consisting of (a) an interest (other than a legal or equitable co ownership interest, an option or right to acquire a legal or equitable co ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

     "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture or Governmental Agency.

     "Phase II Project" means the continued construction of an additional hotel tower at the Casino, providing for approximately 300 additional hotel rooms, together with additional meeting space and a spa expansion.

     "Phase III Project" means additional construction at the Casino generally consisting of additional hotel rooms and a casino floor expansion, the details of which shall be approved by and reasonably acceptable to the Administrative Agent.

     "Pre Opening Expenses" means, with respect to any fiscal period, the amount of expenses (other than Interest Expense) classified as "pre opening expenses" on the applicable consolidated financial statements of Borrower and its Subsidiaries for such period, prepared in accordance with GAAP consistently applied.

     "Pricing Certificate" means a certificate in the form of Exhibit D, properly completed and signed by a Senior Officer.

     "Pricing Level" means (a) for the Initial Pricing Period, Pricing Level II and (b) for each subsequent Pricing Period, the pricing level set forth below opposite the Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

     Pricing Level        Leverage Ratio
     -------------        --------------
           I              Less than 2.00 to 1.00
           II             Equal to or greater than 2.00 to 1.00 but less
                          than 2.50 to 1.00
          III             Equal to or greater than 2.50 to 1.00
provided that (a) in the event that Borrower does not deliver a Pricing Certificate with respect to any Pricing Period prior to the commencement of such Pricing Period, then until (but only until) such Pricing Certificate is delivered the Pricing Level for that Pricing Period shall be Pricing Level III, and (b) if any Pricing Certificate is subsequently determined to be in error, then the resulting change in the Pricing Level shall be made retroactively to the beginning of the relevant Pricing Period.

     "Pricing Period" means, (a) the Initial Pricing Period, and (b) each subsequent consecutive period of three months commencing on each May 16, August 16, November 16 and February 16.

     "Pro Rata Share" means, as of each date of determination, and with respect to each Lender, the percentage of the Commitments held by that Lender as of that date. As of the Closing Date, the Pro Rata Shares of the Commitments (after giving effect to the amendment to the Existing Loan Agreement contemplated hereby), are as set forth on Schedule 2.1.

     "Projects" means, collectively, the Phase II Project and the Phase III Project.

     "Projections" means the financial projections circulated to Lenders as a part of the Confidential Offering Memorandum dated November, 2004.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Quarterly Payment Date" means each December 31, March 31, June 30 and September 30 following the Closing Date.

     "Real Property" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower.

     "Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

     "Regulation U" means Regulation U, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

     "Related Fund" means with respect to any Lender, a Fund that invests in commercial loans and is administered, advised or managed by that Lender or by the same investment advisor as that Lender or by an Affiliate of such investment advisor.

     "Request for Loan" means a written request for a Loan substantially in the form of Exhibit E, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

     "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Requisite Lenders" means, as of any date of determination (a) if the Commitments are then in effect, both (y) to the extent that Revolving Lenders would be adversely affected thereby (or to the extent that the Term Lenders would receive a pricing increase or other benefit not extended to the Revolving Lenders), the majority in interest of the Revolving Lenders, but including the Administrative Agent and the Syndication Agent (if then a party hereto) and (z) the Majority Lenders, and (b) if the Commitments have then been terminated and there are then any outstanding Obligations, the Majority Lenders.

     "Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently referred to as "eurocurrency liabilities"). LIBOR for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     "Responsible Official" means (a) when used with reference to a Person other than an individual, any corporate officer or member of such Person, general partner of such Person, corporate officer or member of a corporate general partner of such Person, or corporate officer or member of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate partnership and/or other action on the part of Borrower or such Subsidiary; provided that such Responsible Official has been designated as a Responsible Official for purposes of this Agreement in a written notice signed by a Senior Officer and delivered to the Administrative Agent, which notice has not been canceled or superseded.

     "Revolving Commitment" means subject to Sections 2.5 or 2.8 , $50,000,000, or as increased pursuant to Section 2.7.

     "Revolving Lender" means each Lender having a Pro Rata Share of the Revolving Loans, the Letters of Credit, the Swing Line Loans and the Revolving Commitment.

     "Revolving Loans" means the aggregate of the Advances made at any one time by the Revolving Lenders under the Revolving Commitment.

     "Revolving Maturity Date" means the fifth anniversary of the Closing Date, provided that the Revolving Maturity Date may be extended in the manner contemplated by Section 2.8.

     "Revolving Notes" means any of the promissory notes made by Borrower to a Lender evidencing the Advances under that Lender's Pro Rata Share of the Revolving Commitment, substantially in the form of Exhibit C-1, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a lease or a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that (a) no covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

     "Secured Swap Agreement" means a Swap Agreement between Borrower and a Lender (or an Affiliate of a Lender) that is secured by a Lien on the Collateral that complies with the applicable provisions of Section 11.12.

     "Security Agreement" means the amended and restated security agreement to be executed and delivered by Borrower and each of its Subsidiaries on the Closing Date, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

     "Senior Officer" means (a) the chief executive officer,  (b) the president,
(c) any executive vice president, (d) any senior vice president, (e) the chief financial officer, (f) the treasurer, or (g) the secretary, in each case of Borrower or the Manager.

     "Special Eurodollar Circumstance" means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its LIBOR Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority.

     "Station" means Station Casinos, Inc., a Nevada corporation, and the owner of 100% of the equity securities of the Manager.

     "Station Change of Control" means an event or series of events by which (i) Station sells, conveys, transfers or leases, directly or indirectly, all or substantially all of the properties and assets of Station and its Subsidiaries to any person, corporation, entity or group, (ii) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than the Existing Equity Holders) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d 5 under such Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly of securities representing 40% or more of the Voting Stock and at such time as the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of the combined voting power of the Voting Stock as is "beneficially owned" by such "person," (iii) Station consolidates with or merges into another corporation, or any corporation consolidates with or merges into Station, in either event pursuant to a transaction in which the outstanding Voting Stock is changed into or exchanged for cash, securities or other property, other than any such transactions between Station and its wholly owned Subsidiaries, with the effect that any "person" (other than the Existing Equity Holders) becomes the "beneficial owner," directly or indirectly, of securities representing 40% or more of the combined voting power of the Voting Stock and at such time as the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of the combined voting power of the Voting Stock as is "beneficially owned" by such "person" or (iv) during any period of 24 consecutive months, individuals who at the beginning of such period constituted Station's board of directors (together with any new or replacement directors whose election by the then incumbent Station's board of directors, or whose nomination for election by Station's stockholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

     "Subordinated Obligations" means (a) all obligations of Borrower or any of its Subsidiaries to make payments of Management Fees or other amounts under the Management Agreement to the Manager or any Affiliate thereof, (b) any other obligation of Borrower or any of its Subsidiaries to any Member or any Affiliate thereof (other than Member Tax Distributions), and (c) any obligation of Borrower or any of its Subsidiaries to any other Person that is subordinated by its terms in right of payment to the Obligations or to all Indebtedness of Borrower or such Subsidiary, in a manner which is acceptable to the Requisite Lenders in their sole discretion and the terms of which, including without limitation the representations, warranties, covenants, defaults, tenor and pricing, are reasonably acceptable to the Requisite Lenders.

     "Subordination, Non Disturbance and Attornment Agreements" means subordination, non disturbance and attornment agreements entered into by the Administrative Agent at the request of Borrower with commercial tenants on the Real Property, substantially in the form of Exhibit F but with such changes thereto as may be agreed upon by the Administrative Agent in its discretion.

     "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

     "Subsidiary Guaranty" means a continuing guaranty of the Obligations to be executed and delivered by each Subsidiary of Borrower in accordance with Section 5.10, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

     "Swap Agreement" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

     "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of Borrower pursuant to Section 2.10.

     "Swing Line Lender" means Bank of America, acting through its Las Vegas Commercial Banking Division.

     "Swing Line Loans" means loans made by the Swing Line Lender to Borrower pursuant to Section 2.10.

     "Swing Line Note" means the promissory note executed by Borrower in favor of the Swing Line Lender in connection with the Swing Line.

     "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

     "Syndication Agent" means Wells Fargo. The capacity of the Syndication Agent is purely titular in nature, and the Syndication Agent shall have no rights, duties, liabilities, obligations or responsibilities under the Loan Documents beyond those of a Lender.

     "Synthetic Lease" means, as to any Person, any obligation of such Person which is classified as an operating lease under GAAP but which is treated under applicable Law as a financing arrangement secured by a Lien on the assets subject to such arrangement.

     "Term Amortization Amount" means, as to each Quarterly Payment Date, $500,000, provided that in the event that the amount of the Term Commitment is hereafter increased in accordance with Section 2.7, then the Term Amortization Amount shall be increased as to each subsequent Quarterly Payment Date by a fraction equal to (a) the sum of $200,000,000 plus the principal amount of the increase to the Term Commitment over (b) $200,000,000.

     "Term Commitment" means subject to Sections 2.6, $200,000,000, or as increased pursuant to Section 2.7.

     "Term Lender" means each Lender having a Pro Rata Share of the Term Loans and the Term Commitment.

     "Term Loans" means the aggregate of the Advances made at any one time by the Term Lenders under the Term Commitment.

     "Term Maturity Date" means the seventh anniversary of the Closing Date.

     "Term Notes" means (a) collectively, the Existing Term Notes, and (b) any of the promissory notes made by Borrower to a Lender evidencing the Advances under that Lender's Pro Rata Share of the Term Commitment, substantially in the form of Exhibit C-2, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "Title   Company"   means  Chicago  Title   Company,   acting  through  its
representative, Nevada Title Insurance Company, or such other title insurance company as is reasonably acceptable to the Administrative Agent.

     "Title Policy" means Chicago Title Insurance Company ALTA Loan Policy 99-09-0031 JH, dated as of September 24, 2001.

     "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

     "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is an Base Rate Loan or Advance, or a LIBOR Loan or Advance.

     "Unreimbursed Amount" has the meaning set forth in Section 2.4(c)(1).

     "Voting Stock" means, as to Station, those shares of the capital stock of Station entitled to ordinary voting power.

     "Wells Fargo" shall have the meaning as set forth in the preamble to this Agreement.

     "Wholly Owned Subsidiary" means a Subsidiary of Borrower, 100% of the capital stock of which is owned, directly or indirectly, by Borrower, except for director's qualifying or like shares required by applicable Laws.

     1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

     1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP change during the term of this Agreement such that the covenants contained in Sections 6.11 and 6.12 would then be calculated in a different manner or with different components, (a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) Borrower's shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 8 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.

     1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.6 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

     1.7 Miscellaneous Terms. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (d) The term "including" is by way of example and not limitation.

          (e) The term "or" is not exclusive.

          (f) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (g) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE 2
                           LOANS AND LETTERS OF CREDIT
                           ---------------------------

     2.1 Loans General.

          (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Revolving Maturity Date, each Revolving Lender shall, pro rata according to that Revolving Lender's Pro Rata Share of the then applicable Revolving Commitment, make Advances to Borrower under the Revolving Commitment in such amounts as Borrower may request that do not result in the sum of (i) the aggregate principal amount under the Revolving Notes, (ii) the Swing Line Outstandings (after giving effect to any concurrent payment thereof with the proceeds of such Advances) and (iii) the Letters of Credit Usage to exceed the then effective Revolving Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Revolving Commitment without premium or penalty.

          (b) Subject to the terms and conditions  set forth in this  Agreement, on the Closing Date each Term Lender shall make a term Advance to Borrower under the Term Commitment in an amount equal to its Pro Rata Share of the Term Commitment. Subject to the terms and conditions set forth in this Agreement, at any time and from time to time following the Closing Date through the Term Maturity Date, each Term Lender shall, pro rata according to that Term Lender's Pro Rata Share of the then applicable Term Commitment, make Advances to Borrower under the Term Commitment in the amounts which are required to refinance any then outstanding Advances under the Term Commitment as Borrower may request which do not result in the aggregate principal amount outstanding under the Term Notes being in excess of the Term Commitment. No Advance under the Term Commitment which is repaid may subsequently be reborrowed, however Borrower may repay loans outstanding under the Term Commitment without premium or penalty.

          (c) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, (iv) in the case of a LIBOR Loan, the Interest Period for such Loan and (v) whether the Loan is requested under the Term Commitment or the Revolving Commitment. Unless the Administrative Agent, in its sole and absolute discretion, has notified Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

          (d)   Promptly   following   receipt  of  a  Request  for  Loan,   the
          Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Lender's Pro Rata Share of the Loan. Not later than 10:00 a.m., Nevada time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 9, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

          (e) Unless the Requisite Lenders otherwise consent, each Loan shall be not less than $2,000,000 and in an integral multiple of $1,000,000.

          (f) The Advances made by each Lender under the Commitments shall be evidenced by that Lender's Notes. In the case of each Term Lender which does not advance additional Term Loans on the Closing Date, their Term Loans shall continue to be evidenced by the Existing Term Notes.

          (g)  Subject to  Sections  3.8(c) and (d), a Request for Loan shall be
          irrevocable  upon  the   Administrative   Agent's  first  notification
          thereof.

          (h) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(c), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Interest Period for any LIBOR Loan, then on the last day of such Interest Period, such LIBOR Loan shall be automatically converted into an Base Rate Loan in the same amount.

          (i) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Lenders, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

     2.2 Base Rate Loans. Each request by Borrower for an Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. Nevada time, on the date (which must be a Business Day) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as a LIBOR Loan pursuant to Section 2.3.

     2.3 LIBOR Loans.

          (a) Each request by Borrower for a LIBOR Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., Nevada time, at least three Business Days before the first day of the applicable Interest Period.

          (b) On the date which is two Business Days before the first day of the applicable Interest Period, the Administrative Agent shall confirm its determination of the applicable LIBOR (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

          (c)  Unless  the  Administrative   Agent  and  the  Requisite  Lenders
          otherwise consent, no more than ten LIBOR Loans shall be outstanding at any one time.

          (d) No LIBOR Loan may be requested during the continuation of a Default or Event of Default.

          (e) Nothing contained herein shall require any Lender to fund any LIBOR Advance in the Designated Eurodollar Market.

     2.4 Letters of Credit.

          (a) Letter of Credit Commitment. Subject to the terms and conditions of this Agreement (including Section 9.3), Borrower may request from time to time during the period from the Closing Date through the day prior to the Letter of Credit Expiration Date that the Issuing Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.4, issue Letters of Credit for the account of Borrower, and the Issuing Lender agrees to issue for the account of Borrower one or more Letters of Credit and to amend Letters of Credit previously issued by it in accordance with subsection (b) below, provided that (i) Borrower shall not request that the Issuing Lender issue any Letter of -------- Credit if, after giving effect to such issuance, the aggregate outstanding principal evidenced by the Revolving Notes plus the Letter of Credit Usage plus the Swing Line Outstandings exceeds the Revolving Commitment, (ii) Borrower shall not request that the Issuing Lender issue any Letter of Credit if Borrower would not be in compliance with Sections 6.11 and 6.12, (iii) in no event shall the Issuing Lender issue any Letter of Credit having an expiration date after the Revolving Maturity Date, (iv) the Borrower shall not request any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $2,000,000 or any limit established by Law after the Closing Date on the Issuing Lender's ability to issue the requested Letter of Credit at any time, and (v) prior to the issuance of any Letter of Credit the Issuing Lender shall request confirmation by telephone from the Administrative Agent that such Letter of Credit may be issued. Notwithstanding the foregoing, the Issuing Lender shall not be obligated to issue a Letter of Credit if, (A) on or prior to the Business Day immediately preceding the issuance thereof any Revolving Lender has notified the Issuing Lender in writing that the conditions set forth in Section 9.3 have not been satisfied with respect to the issuance of such Letter of Credit, (B) any order, judgment or decree of any Governmental Agency or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Agency with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, (C) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender, or (D) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all of the Revolving Lenders have approved such expiry date.

          (b) Procedures for Issuance and Amendment of Letters of Credit.

               (1) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Official of the Borrower. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 1:00 p.m., Los Angeles time, at least 3 Business Days (or such later date and time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender (W) the Letter of Credit to be amended; (X) the proposed date of amendment thereof (which shall be a Business
               Day); (Y) the nature of the proposed amendment; and (Z) such other matters as the Issuing Lender may require.

               (2) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

               (3) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c) Drawings and Reimbursements; Funding of Participations.

               (1) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. Los Angeles time on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(e) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 9.2 (other than the delivery of a Request for
               Loan). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 2.4(c)(1) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (2) Each Revolving Lender (including the Lender acting as Issuing Lender) shall upon any notice pursuant to Section 2.4(c)(1) make funds available to the Administrative Agent for the account of the Issuing Lender at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. Los Angeles time on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.4(c)(3), each Lender that so makes funds available shall be deemed to have made an Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

               (3) With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Loan because the conditions set forth in Section 9.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.4(c)(2) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.4.

               (4) Until each Revolving Lender funds its Advance or L/C Advance pursuant to this Section 2.4(c) to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the Issuing Lender.

               (5) Each Revolving Lender's obligation to make Advances or L/C Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Advances pursuant to this Section 2.4(c) is subject to the conditions set forth in
               Section 9.2 (other than delivery by the Borrower of a Request for Loan). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

               (6) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(2), the Issuing Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (6) shall be conclusive absent manifest error.

          (d) Repayment of Participations.

               (1) At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.4(c), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

               (2) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.4(c)(1) is required to be returned under any of the circumstances described in Section 12.24 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          (e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (1) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (2) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (3) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (4) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

               (5) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will within three Business Days notify the Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

          (f) Role of Issuing Lender. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the
          Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders, the Requisite Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or
          (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses
          (1) through (5) of Section 2.4(e); provided, however, that anything in



                                      -36
          such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then outstanding amount of the Letter of Credit Usage (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Lenders, as collateral for the then outstanding amount of the Letter of Credit Usage, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Revolving Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

          (h) Applicability of ISP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

          (i) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

          (j) Fees for Modifications. The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, except that the Issuing Lender's issuance fees shall be payable as set forth in the letter agreement referred to in
          Section 3.5.

     2.5 Voluntary Reduction of the Revolving Commitment. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least three Business Days' prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $500,000, but not less than $1,000,000, or to terminate, all or a portion of the then undisbursed portion of the Revolving Commitment, provided that the Borrower shall not reduce the Revolving Commitment prior to the Completion Date unless in connection with the repayment of all of the Obligations. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Revolving Commitment under this Section. Any voluntary reduction of the Revolving Commitment under this Section shall be applied to subsequent Quarterly Payment Dates (to the extent not previously applied) in the order of their occurrence.

     2.6 Mandatory Reductions of the Term Commitment and Prepayments of the Term Commitment. Borrower shall repay the Term Loans on each Quarterly Payment Date, commencing with the Quarterly Payment Date occurring on March 31, 2005, in the related Term Amortization Amount. Subject to Section 3.8(e), the Borrower may also optionally prepay the Term Loans at any time. Each mandatory prepayment of the Term Loans shall be applied in the inverse order of their occurrence, but any optional prepayment shall be applied to installments in the order of their occurrence.

     2.7 Optional Increase to the Commitments.

          (a) Provided that no Default or Event of Default then exists, Borrower may request in writing that the credit facilities described herein be increased, either by an increase to then effective Revolving Commitment, Term Commitment, or by additional term loan commitments having a concurrent or later maturity than the Term Maturity Date, in each case to an aggregate amount which does not result in the principal amount of the Commitments being greater than $300,000,000 minus the amount of any permanent reductions to the Commitments which have then occurred pursuant to Sections 2.5, 2.6 and 2.8(c) provided that (i) the interest rates payable in connection with any such increased Commitments consisting of an increase to the Revolving Commitment shall be the same interest rates payable in connection with the existing Revolving Commitment, and (ii) the interest rates payable in connection with any such increased Commitments consisting of additional term loans shall not bear interest at a rate which is higher than the Term Loans. Any request under this Section shall be submitted by Borrower to the Lenders through the Administrative Agent not less than thirty days prior to the proposed increase, specify the proposed effective date and amount of such increase to each of the Commitments, if any, and be accompanied by (i) a Certificate signed by a Senior Officer of Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase (ii) written consents to the proposed increase executed by the Members and Station. The consent of the Lenders, as such, shall not be required for an increase in the amount of either or both of the Commitments pursuant to this Section.

          (b) Each Lender may approve or reject a request for an increase in the amount of the Commitments in its sole and absolute discretion and, absent an affirmative written response within



                                      -38
          thirty days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect Borrower's right to increase the Commitments pursuant to this Section.

          (c) In responding to a request under this Section, each Lender which is willing to increase the amount of its Pro Rata Share of the increased Commitments shall specify the amount of the proposed increase which it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Commitments before such increase) in any resulting increase in the Commitments, subject to the right of the Administrative Agent to adjust allocations of the increased Commitments so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $100,000.

          (d) If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with clause (f) of this Section (each, a "New Lender"), which New Lenders may assume the amount of the increase in the Commitments that has not been assumed by the consenting Lenders.

          (e) After completion of the foregoing, the Administrative Agent shall give written notification to the Lenders and any New Lenders of the increase to the Commitments which shall thereupon become effective.

          (f) Each New Lender shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Commitments upon its execution of an instrument of joinder to this Agreement, consented to by Station and the Members, which is in form and substance reasonably acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of an Assignment and Acceptance.

          (g) Subject to the foregoing, any increase to the Commitments requested under this Section shall be effective as of the date proposed by Borrower and shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to the amount of their Pro Rata Share plus (ii) the amount offered by any New Lenders. Upon the effectiveness of any such increase, each Loan outstanding under any Commitment which is so increased shall be refinanced with new Advances reflecting the adjusted Pro Rata Shares of the Lenders in that Commitment and Borrower shall:

                    (x) issue replacement Notes to each affected Lender and new Notes to each New Lender (in each case, as may be requested by such Lender), and the percentage of Pro Rata Shares of each Lender will be adjusted to give effect to the increase in the Commitments;

                    (y) execute and deliver to the Administrative Agent such amendments to the Loan Documents as the Administrative Agent may reasonably request relating to such increase (including without limitation, an amendment to the Deed of Trust reflecting the increase of the amounts secured thereby, and, in any such case Borrower shall provide to the Administrative Agent an endorsement to its ALTA lenders policy of title insurance, in form and substance reasonably acceptable to the Administrative Agent, insuring the continued priority and perfection of the Deed of Trust); and

                    (z) pay to the existing Lenders any breakage costs which are payable in connection with the refinancing of any Loans in the manner contemplated by Section 3.10 (it being understood that in the event of any increase to the Term Commitment, each LIBOR Loan which is then outstanding under the Term Commitment shall be refinanced in a manner which results in each Lender having a Pro Rata Share of the Term Commitment having a ratable share of each Term Loan which is outstanding thereunder).

     2.8 Optional Extensions of Revolving Maturity Date.

          (a) Borrower may request by written notice delivered to the Administrative Agent, that the Lenders extend the Revolving Maturity Date (and the Revolving Commitments then in effect) to a date which is one year after the then current Revolving Maturity Date; provided that not more than two such extensions shall be permitted. Any request under this Section shall be submitted by Borrower to the Lenders through the Administrative Agent not less than ninety days prior to the proposed extension.

          (b) Each Lender may approve or reject a request for an extension of the Revolving Maturity Date in its sole and absolute discretion and, absent an affirmative written response within thirty days after receipt of such request, shall be deemed to have rejected the request. A request for an extension under this Section shall be rejected if any number of Lenders holding Pro Rata Shares which are more than 25% of the Revolving Commitment, in the aggregate, do not approve the requested extension. The Revolving Maturity Date shall not be deemed extended as to any Lender which has not approved the extension.

          (c) If Lenders holding more than 75% of the Revolving Commitment, but less than 100% of the Revolving Commitment, approve Borrower's request for extension of the Revolving Maturity Date, Borrower may (i) reduce the Revolving Commitment by an amount equal to the aggregate amount of the Revolving Commitment held by the non-consenting Lenders (and the Pro Rata Shares of the relevant non-consenting Lenders will thereupon be terminated), subject to the right of the Administrative Agent to adjust the amount of the reduction of the Revolving Commitment so as to result in a reduced amount which is an integral multiple of $500,000, but not less than $1,000,000, (ii) allow the Revolving Maturity Date to remain unchanged with respect to the non-consenting Lenders and to be extended with respect to the consenting Lenders, or
          (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent and Borrower to replace any non-consenting Lenders.

          (d) In connection with each extension of the Revolving Maturity Date, Borrower shall pay each consenting Lender an extension fee in an amount equal to .10% times such Lender's respective portion of the Revolving Commitment. No Lender then party to this Agreement or any of its Affiliates shall be paid a higher fee to obtain their consent to an extension, unless the same fee rate is paid to all then existing Lenders. Borrower may also pay to any new Lenders of the type contemplated by clause (c) such fees as may be mutually agreed upon by the Borrower and such Lenders.

          (e) After completion of the foregoing, the Administrative Agent shall give written notification to the Lenders and any additional Lenders of the extension of the Revolving Maturity Date and any changes in the amount of the Revolving Commitment which shall thereupon become effective.

     2.9  Administrative Agent's Right to Assume Funds Available for Advances.

          Unless the Administrative Agent shall have been notified by any Lender no later than 11:00 a.m., Nevada time, on the Business Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.10 Swing Line.

          (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender shall from time to time from the Closing Date through the day prior to the Revolving Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (i) after giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $10,000,000, (ii) the sum of (x) the aggregate principal amount under the Revolving Notes, (y) the Swing Line Outstandings and (z) the Letters of Credit Usage shall not exceed the then effective Revolving Commitment,

          (iii) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default and (iv) the Swing Line Lender has not given at least twenty four hours' prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section without premium or penalty. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 1:00 p.m., Nevada time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability for Loans will exist under Section 2.1(a) (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., Nevada time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Line Outstandings each time there is a change therein and promptly notify the Administrative Agent and the Lenders if it suspends or terminates availability under the Swing Line.

          (b) Swing Line Loans shall bear interest at the rate set forth in the Swing Line Note. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Revolving Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

          (c) The Swing Line Loans shall be payable within five Business Days after demand made by the Swing Line Lender and in any event on the Revolving Maturity Date.

          (d) Upon the making of a Swing Line Loan in accordance with Section 2.10(a), each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share times the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, each Revolving Lender shall, according to its Pro Rata Share, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Revolving Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Revolving Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $10,000,000 or (ii) to the extent that the sum of (x) the aggregate principal amount under the Revolving Notes, (y) the Swing Line Outstandings and (z) the Letters of Credit Usage exceeds the then effective Revolving Commitment or
          (iii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Revolving Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Revolving Lender paid the Swing Line Lender its purchase price) with respect to such claim.

          (e) In the event that the Swing Line Outstandings are outstanding ten consecutive Business Days, then on the next Business Day (unless Borrower has made other arrangements acceptable to the Swing Line Lender to pay the Swing Line Outstandings in full), Borrower shall request a Loan pursuant to Section 2.1(a) sufficient to pay the Swing Line Outstandings in full. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), Borrower shall request a Loan pursuant to Section 2.1(a) sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1(e) shall not apply). In each case, the Administrative Agent shall automatically provide the responsive Advances made by each Revolving Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request such a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Revolving Lenders under the Revolving Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 9 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences, but the Lenders shall not be obligated to make such Advances to the extent that the conditions set forth in Section 2.10(a)(i), (ii), (iii) and (iv) were not satisfied as to any Swing Line Loan which is part of such Swing Line Outstandings. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

     2.11 Collateral and Guaranty.

          The Obligations shall be secured by the Collateral pursuant to the Collateral Documents. Borrower confirms that the collateral assignments of the Construction Contract and the Architect Contract for the Phase II Project executed in connection with the Existing Loan Agreement shall remain effective to secure the Obligations under this Agreement. The Obligations shall be supported by the Members pursuant to the Completion Guaranty, subject to termination thereof in accordance with its terms.

     2.12   Senior   Indebtedness.

          The Obligations shall be "Senior Indebtedness" with respect to all Subordinated Obligations.

                                   ARTICLE 3
                                PAYMENTS AND FEES
                                -----------------

     3.1 Principal and Interest

          (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

          (b) Interest accrued on each Base Rate Loan on each Quarterly Payment Date shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the applicable Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

          (c) Interest accrued on each LIBOR Loan which is for a term of three months or less shall be due and payable on the last day of the related Interest Period. Interest accrued on each other LIBOR Loan shall be due and payable on the date which is three months after the date such LIBOR Loan was made (and, in the event that all of the Lenders have approved a Interest Period of longer than six months, every three months thereafter through the last day of the Interest Period) and on the last day of the related Interest Period. Except as otherwise provided in Section 3.9, the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to LIBOR for that LIBOR Loan plus the applicable LIBOR Margin.

          (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

               (i) the amount, if any, by which the sum of (i) the aggregate principal amount under the Revolving Notes plus (ii) the Swing Line Outstandings plus (iii) the Letter of Credit Usage at any time exceeds the then applicable Revolving Commitment (including as it may be reduced from time to time pursuant to Sections 2.5 or 2.8) shall in each case be payable immediately;

               (ii) the Term Loans shall be payable on each Quarterly Payment Date in the related Term Amortization Amount;

               (iii) the amount by which the principal Indebtedness evidenced by the Term Notes at any time exceeds the Term Commitment shall be payable immediately; and

               (iv) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Revolving Maturity Date or Term Maturity Date, as applicable.

          (e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section, (i) any partial prepayment shall be not less than $1,000,000 and in an integral multiple of $500,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. Nevada time on the Business Day prior to the date of prepayment (which must be a Business Day) in the case of an Base Rate Loan, and, in the case of a LIBOR Loan, three Business Days before the date of prepayment (which must be a Business Day), which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any LIBOR Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid, (iv) any payment or prepayment of all or any part of any LIBOR Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.8(e) and (v) upon any partial prepayment of a LIBOR Loan that reduces the principal amount of such Loan below $2,000,000, the remaining portion thereof shall automatically convert to a Base Rate Loan.

     3.2 Arrangement Fee. On the Closing Date, Borrower shall pay to the Joint Lead Arrangers the arrangement fee as heretofore agreed upon by letter agreement among Borrower and the Joint Lead Arrangers. Such arrangement fee is for the services of the Joint Lead Arrangers in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Joint Lead Arrangers is solely for their own accounts and is nonrefundable.

     3.3 Upfront Fees. On the Closing Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their respective Pro Rata Shares, upfront fees in the amounts set forth in a letter agreement with the Administrative Agent. The Administrative Agent shall promptly pay the Lenders their portion of the upfront fees. The upfront fees received by each Lender are solely for its own account and are nonrefundable.

     3.4 Commitment Fees. From the Closing Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Revolving Lenders pro rata according to their Pro Rata Shares of the Revolving Commitment, a commitment fee equal to the daily Commitment Fee Rate per annum times the average daily amount by which the Revolving Commitment exceeds the sum of (a) the aggregate daily principal Indebtedness evidenced by the Revolving Notes (but not the Swing Line Outstandings) plus (b) the Letter of Credit Usage. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Maturity Date.

     3.5 Letter of Credit Fees. With respect to each Letter of Credit, Borrower shall pay the following fees:

          (a) concurrently with the issuance of each Letter of Credit, and annually thereafter in respect of each Letter of Credit having a tenor in excess of one year or which is renewed for such a tenor, a letter of credit issuance fee to the Issuing Lender for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between Borrower and the Issuing Lender;

          (b) quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or upon any termination of the Commitment, letter of credit fees to the Administrative Agent for the ratable account of the Lenders in accordance with their Pro Rata Shares of the Revolving
          Commitment, in an amount equal to the daily maximum amount available to be drawn under each Letter of Credit times the Letter of Credit Fee, per annum, which the Administrative Agent shall promptly pay to the Lenders in accordance with their respective Pro Rata Shares; and

          (c) concurrently with each issuance, negotiation, drawing or amendment of each Letter of Credit, to the Issuing Lender for the sole account of the Issuing Lender, issuance, negotiation, drawing and amendment fees in the amounts published from time to time as the Issuing Lender's scheduled fees for such services.

     Each of the fees  payable  with  respect to  Letters  of Credit  under this
Section is earned when due and is nonrefundable.

     3.6 Agency Fee. Borrower shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

     3.7 Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its LIBOR Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Business Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

     3.8 Eurodollar Costs and Related Matters.

          (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the liabilities or assets ---------- consisting of or including Eurocurrency funds or deposits (currently known as "Euro liabilities") of that Lender within five Business Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's LIBOR Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (provided, that -------- Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand). The Lender's determination of such amount shall be conclusive in the absence of manifest error.

          (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

               (1) shall subject any Lender or its LIBOR Lending Office to any tax, duty or other charge or cost with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances (provided, that Borrower shall not be obligated to pay any such amount -------- which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand), excluding (i) taxes imposed on or measured in whole or in part by its overall net --------- income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
               Section 12.21, to the extent such forms are then required by applicable Laws;

               (2) without duplication as to Section 3.8(a), shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its LIBOR Lending Office); or

               (3) shall impose on any Lender or its LIBOR Lending Office or the Designated Eurodollar Market any other condition affecting any

               LIBOR Advance, any of its Notes evidencing LIBOR Loans, its obligation to make LIBOR Advances or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its LIBOR Lending Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Lender or its LIBOR Lending Office with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances (assuming such Lender's LIBOR Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's LIBOR Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

          (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its LIBOR Lending Office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make LIBOR Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Interest Period(s) applicable to such LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), provided that in such event the conversion shall not be -------- subject to payment of a prepayment fee under Section 3.8(e). Each Lender agrees to endeavor promptly to notify Borrower of any event occurring after the Closing Date of which it has actual knowledge, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different LIBOR Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make LIBOR Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

          (d) If, with respect to any proposed LIBOR Loan:

               (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Interest Period; or

               (2) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Interest Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBOR Advances;

then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBOR Advances shall be suspended.

          (e) Upon payment or prepayment of any LIBOR Advance (other than as the result of a conversion required under Section 3.8(c)), on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the breach by a Lender of its obligation pursuant to Sections 2.1(a) and (b) to make an Advance or the suspension of any Lender's obligation to make or maintain LIBOR Loans under Section 3.8) to borrow on the date or in the amount specified for a LIBOR Loan in any Request for Loan, Borrower shall pay to the appropriate Lender within ten Business Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the LIBOR Advance had been funded in the Designated Eurodollar Market) equal to the sum of: ---

               (1) the principal amount of the LIBOR Advance prepaid or not borrowed, as the case may be, times the sum of the number of days from and including the date of prepayment or failure to borrow, as applicable, to but excluding the last day in the applicable Interest Period, divided by 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

               (2) all out of pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

          (f) Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section 3.8, and agrees to designate a different LIBOR Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section 3.8 shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

     3.9 Late Payments. During the existence of an Event of Default, upon written notice to Borrower from the Administrative Agent (with the approval of the Requisite Lenders), and in any event if any principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, (a) the Loans shall thereafter bear interest at a rate per annum equal to the sum of (i) the interest rate specified in Sections 3.1(b) or 3.1(c), whichever is applicable, plus (ii) 2%, and (b) each other Obligation shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate plus the Base Rate Margin plus 2%, in each case, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be payable on demand and shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

     3.10 Computation of Interest and Fees. Computation of interest on Base Rate Loans and on Swing Line Loans shall be made on the basis of a year of 365/366 days and actual numbers of days elapsed. Computation of interest on LIBOR Loans and fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

     3.11 Non Business Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

     3.12 Manner and Treatment of Payments.

          (a) Each payment hereunder (except payments pursuant to Sections 3.7, 3.8, 12.3, 12.11 and 12.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. Nevada time, on the day of payment (which must be a Business Day). All payments received after such time, on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., Nevada time, on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

          (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

          (c) Each Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of Advances made by it and payments received by it with respect to each of its Notes and such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower's obligation to pay the Obligations.

          (d) Each payment of any amount payable by Borrower under this Agreement or any other Loan Document (and Borrower shall assure that each payment made by any other Party under any other Loan Document) shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which that Lender has failed to provide Borrower with the appropriate form or forms required by Section 12.21, to the extent such forms are then required by applicable Laws whether or not such Lender was legally entitled to provide such form or forms (all such non excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.

          (e) All payments to be made by the Borrower shall be made without conditions or deduction for any counterclaim, defense, recoupment or setoff.

     3.13 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

     3.14 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     3.15 Administrative Agent's Right to Assume Payments Will be Made. Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (a) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (b) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Advance included in the applicable Loan. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, if applicable, and the Borrower, if applicable, shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Advance. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Share of the Commitments or to prejudice any rights which the Administrative Agent, the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 3.15 shall be conclusive, absent manifest error.

     3.16 Fee Determination Detail. The Administrative Agent, and any Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

     3.17  Survivability.  All of Borrower's  obligations under Sections 3.7 and
3.8 shall survive for the ninety day period following the date on which the Commitments are terminated and all Loans hereunder are fully paid, and Borrower shall remain obligated thereunder for all claims under such Sections made by any Lender to Borrower prior to the expiration of such period.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     In order to induce the Lenders to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to the Lenders that:

     4.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a limited liability company duly formed, validly existing and in good standing under the Laws of Nevada. Each Subsidiary of Borrower hereafter formed by Borrower is a Person duly formed, validly existing and in good standing under the Laws of its state of formation. Borrower and each such Subsidiary of Borrower is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower and each such Subsidiary of Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. The chief executive office of Borrower is located in Nevada. All outstanding members' interests in Borrower are validly issued, and fully paid, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower and each such Subsidiary of Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, obtain authorizations, etc., file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

     4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Station, the Members, Borrower and each Subsidiary of Borrower hereafter formed of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

          (a) require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

          (b) violate or conflict with any provision of such Party's articles of
          incorporation,   organization  or  other   organizational   documents,
          including without limitation any operating agreements or bylaws;

          (c) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party (other than Liens and Rights of Others created by the Loan Documents);

          (d) violate any  Requirement of Law applicable to such Party,  subject
          to  obtaining  the   authorizations   from,   or  filings  with,   the
          Governmental Agencies described in Schedule 4.3; or

          (e) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and none of Station, the Members, Borrower or any Subsidiary of Borrower is in violation of, or default under, any Requirement of Law or Contractual Obligation, including any Contractual Obligation described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

     4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by each of Station, the Members, Borrower and each Subsidiary of Borrower of the Loan Documents to which it is a Party.

     4.4 Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries. Except as described in Schedule 6.14, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in
Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

     4.5 Financial Statements. Borrower has furnished to the Lenders (a) audited financial statements of Borrower for the fiscal year ended December 31, 2003, and (b) the unaudited financial statements of Borrower for the fiscal quarter ended September 30, 2004. The financial statements described above fairly present in all material respects the financial condition, results of operations and changes in financial position of the Persons specified therein, in conformity with GAAP.

     4.6 No Other Liabilities; No Material Adverse Changes. Borrower does not have any material liability or material contingent liability required under GAAP to be reflected or disclosed and not reflected or disclosed in the financial statements described in Section 4.5, other than liabilities and contingent liabilities arising in the ordinary course of business since the date thereof. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 2003. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

     4.7 Title to Property. As of the Closing Date, Borrower has valid title to its Property (other than assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5(c), other than items of Property or exceptions to title which are in each case immaterial to Borrower and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others described in Schedule 4.7, Permitted Rights of Others or Liens permitted by Section 6.8.

     4.8 Intangible Assets. Borrower owns, or possesses (or as of any relevant date will own or possess the same to the extent that it has the present need for such assets) the right to use to the extent necessary in its business, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of its businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all trademarks, trade names and trade styles used by Borrower as of the Closing Date.

     4.9 Public Utility Holding Company Act. Neither Borrower nor any Subsidiary of Borrower formed following the Closing Date is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $1,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.10 (none of which may reasonably be expected to have Material Adverse Effect), there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

     4.11 Binding Obligations. Each of the Loan Documents to which Borrower or any Subsidiary of Borrower is a Party will, when executed and delivered by such

Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

     4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default. As of the Closing Date, Borrower is not in default under the Construction Contract in any material respect and, to the best knowledge of Borrower, the other counterparties to the Construction Contract are not in default thereunder in any material respect.

     4.13 ERISA.

          (a) With respect to each Pension Plan:

               (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

               (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

               (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

               (iv) neither Borrower nor any of its ERISA Affiliates has engaged in any non exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

          (b) Neither Borrower nor any of its ERISA Affiliates has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

     4.14 Regulation U; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     4.15 Disclosure. No written statement made by a Senior Officer to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

     4.16 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

     4.17 Projections. As of the Closing Date, Borrower believes that the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and that the Projections are reasonably based on such assumptions. Nothing in this Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

     4.18 Hazardous Materials. Except as described in Schedule 4.18, as of the Closing Date (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower on any Real Property, or transported to or from such Real Property by Borrower, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders.

     4.19 Gaming Laws. Borrower is in compliance with all applicable Gaming Laws except for such non compliance that would not constitute a Material Adverse Effect.

     4.20 Security Interests. Upon the execution and delivery of the Security Agreement, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and matters disclosed in Schedule 4.7 or permitted in Section 6.8 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Article 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interest so created, other than filing of the UCC-1 financing statements previously delivered to and filed by the Administrative Agent in connection with the Existing Loan Agreement with the appropriate Governmental Agency, have been taken and completed. Upon the execution and delivery of the Member Pledge Agreements and upon obtaining the approvals thereof referred to in Schedule 4.3 (which the Borrower agrees to diligently pursue, and to in any event obtain within 120 days following the Closing Date), the Member Pledge Agreements will create a valid first priority security interest in the Member Pledged Collateral and upon delivery of the Member Pledged Collateral to the Administrative Agent (or its designee) all action necessary to perfect the security interest so created has been taken and completed. Upon the execution and delivery of the Deed of Trust, the Deed of Trust will create a valid Lien in the Collateral described therein securing the

Obligations, other than those arising under Sections 4.18, 5.11 and 12.22 (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 4.7 or permitted in Section 6.8), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.

     4.21 Tax Shelter Regulations. The Borrower does not intend to treat the Loans or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. Accordingly, if the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans or its interest in Swing Line Loans or Letters of Credit as part of a transaction that is subject to Treasury Regulation
Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE 5
                              AFFIRMATIVE COVENANTS
                              ---------------------

                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)

     So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of either of the Commitments remains in force, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

     5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any of its Subsidiaries is at material risk of impending seizure, levy or forfeiture.

     5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

     5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

     5.4 Maintenance of Insurance. Maintain liability, casualty, workers' compensation and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and, in any event, such insurance as may be required under the Deed of Trust.

     5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

     5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower any of its Subsidiaries), but subject to the applicable provisions of Gaming Laws, permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants.

     5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

     5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

     5.9 Use of Proceeds. Use the proceeds of the Loans (i) to finance the construction and development of the Projects in accordance with the relevant Construction Plans and Construction Budgets, and other permitted Capital Expenditures, (ii) to pay fees and expenses associated the transactions contemplated herein, (iii) refinance the loans under the Existing Loan Agreement, and (iv) for working capital and general corporate purposes, including without limitation capitalized interest costs associated with the development of the Project and the making of Member Tax Distributions permitted under Section 6.5.

     5.10 New Subsidiaries. Cause any Person which hereafter becomes a Subsidiary of Borrower to execute and deliver to the Administrative Agent a Subsidiary Guaranty in a form reasonably acceptable to the Administrative Agent, a security agreement granting a first Lien on substantially all of its assets (subject only to Permitted Encumbrances) and other Collateral Documents granting Liens on all of its other Properties, and (subject to compliance with applicable Gaming Laws) deliver the certificates evidencing all equity interests in such Subsidiary to the Administrative Agent in pledge pursuant to a pledge agreement substantially in the form of the Member Pledge Agreement, and to take such actions as are required by the Administrative Agent to perfect the Liens of the Administrative Agent pursuant thereto.

     5.11 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance with all applicable Hazardous Materials Laws (except for such non compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders) and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                                   ARTICLE 6
                               NEGATIVE COVENANTS
                               ------------------

     So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of either of the Commitments remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 12.2, of all of the Lenders) otherwise consents:

     6.1 Payment of Subordinated Obligations. Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation except for Management Fees paid in accordance with
Section 6.16, and (b) interest on any Subordinated Obligation except interest either consisting of additional units of such Subordinated Obligation paid in kind with respect thereto, and when no Default or Event of Default exists or would result therefrom and, after giving pro forma effect thereto as of the last day of the then most recently ended Fiscal Quarter, does not result in Borrower being in pro forma default of the Fixed Charge Coverage Ratio covenant set forth in Section 6.11.

     6.2 Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, except Dispositions of Property having an aggregate book value or fair market value (whichever is greater) not in excess of $2,000,000. Any Property which is the subject of a Disposition permitted by this Section shall be released from the Lien of the Collateral Documents upon request of Borrower.

     6.3 Mergers. Merge or consolidate with or into any Person, except mergers and consolidations of a Subsidiary of Borrower into Borrower or into another Subsidiary of Borrower.

     6.4 Hostile Acquisitions. Directly or indirectly use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

     6.5 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:

          (a) Distributions by a Subsidiary of Borrower to Borrower;

          (b) During each Fiscal Year, quarterly Distributions made to the Members in an amount equal to the federal and state income tax liability of the Members for such Fiscal Year arising from the tax attributes of Borrower and its Subsidiaries (determined as if each Member was subject to the maximum corporate tax rate applicable to corporations doing business in Nevada), and assuming that the Members have no offsetting taxable income, losses or other tax attributes for the Fiscal Year (the "Tax Amount"), provided that in determining the Tax Amount for any Fiscal Year, any cumulative net loss of Borrower for tax purposes (which loss has not been previously used to offset taxable income in accordance with this sentence) shall be deducted from the gross taxable income of Borrower in determining the Tax Amount; further provided that after giving pro forma effect to the making of such Distribution as of the last day of the then most recent Fiscal Quarter for which a Compliance Certificate is required to have been delivered pursuant to Section 8.2, Borrower is in pro forma compliance with all the covenants set forth in this Section 6 and no Default or Event of Default exists or would result therefrom; and

          (c) Following the Completion Date, other Distributions made when no Default or Event of Default exists or would result therefrom, provided that after giving pro forma effect to the making of the Distribution as of the last day of the then most recent Fiscal Quarter for which a Compliance Certificate is required to have been delivered pursuant to
          Section 8.2, Borrower is in pro forma compliance with all the covenants set forth in this Article 6.

     On or about the fifth day prior to each date on which estimated federal and state income tax payments are required to be paid by the Members by applicable laws, Borrower may make the Distributions permitted by clause (b) of this Section, which together with prior Distributions for the Fiscal Year on account of the Tax Amount shall not exceed a reasonable estimate of the Tax Amount, but not to exceed fifty percent of Borrower's aggregate taxable income for such Fiscal Year. If, at the end of Fiscal Year, the aggregate estimated quarterly Distributions exceed the actual Tax Amount for such Fiscal Year, future quarterly tax Distributions shall cease with respect to the affected Member until the excess amount has been repaid in cash to Borrower by the affected Member or until it is equal to the amount of any later distributions to which that Member would otherwise be entitled under this Section. Borrower agrees that it will promptly enforce any provision in its governing instruments requiring such recontribution. Borrower further agrees to provide the Administrative Agent upon request, a certificate of Borrower's independent certified public accountants or such other documentation required by the Administrative Agent to substantiate the appropriateness of any amount paid or to be paid to the Members pursuant to this Section 6.5.

     6.6 ERISA. At any time, (a) permit any Pension Plan to (i) engage in any non exempt "prohibited transaction" (as defined in Section 4975 of the Code),
(ii) fail to comply with ERISA or any other applicable Laws, (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

     6.7 Change in Nature of Business. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole.

     6.8 Liens and Negative Pledges. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

          (a) Permitted Encumbrances;

          (b) Liens and Negative Pledges under the Loan Documents;

          (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals, extensions or amendments thereof; provided that the obligations secured or benefited thereby are not increased;

          (d) Liens on Property acquired by Borrower that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition and Negative Pledges limited to such Property;

          (e) Liens securing Indebtedness permitted by Section 6.9(e) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness and related Negative Pledges limited to such capital assets;

          (f) Liens consisting of, or on assets owned by other Persons which are leased to any Borrower under, an operating lease excluded from the definition of Indebtedness and Negative Pledges limited to such assets; and

          (g) Liens and Negative Pledges existing on the Closing Date securing Borrower's $2,342,537 portion of the obligations with respect to the $60,000,000 "local improvement district No. T 4" bond (which encumbers the 1311 Green Valley Ranch area generally) which are not delinquent and which are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no material Property is subject to a material impending risk of loss or forfeiture.

     6.9 Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation except:

          (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.9, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

          (b) Indebtedness and Guaranty Obligations under the Loan Documents;

          (c) Indebtedness owed to Borrower by a Subsidiary of Borrower, Indebtedness owed to a Wholly Owned Subsidiary of Borrower by Borrower and Guaranty Obligations with respect thereto;

          (d) Indebtedness of Borrower consisting of one or more Swap Agreements; provided, that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements shall not exceed the principal amount of the Commitments;

          (e) Indebtedness consisting of Capital Lease Obligations or other Indebtedness otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 180 days before or after the purchase or construction of the capital asset, or to refinance any such Indebtedness); provided that (i) the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $10,000,000; (ii) upon the incurrence of any such Indebtedness, any Lien created by the Collateral Documents on such capital assets shall be terminated and the Administrative Agent shall execute and deliver such releases of such Lien on such capital assets as Borrower may request; and (iii) Indebtedness incurred under this Agreement shall not be deemed for purposes of this clause (f) to have been incurred to finance the purchase or construction of capital assets or to have refinanced any such Indebtedness;

          (f) other Indebtedness incurred following the Completion Date in the ordinary course of business in an aggregate principal amount not in excess of $5,000,000, with payment, pricing and other terms no more favorable to Borrower than those applicable to the Loans;

          (g) Subordinated Obligations incurred when no Default or Event of Default exists or would result therefrom; and

          (h) Guaranty Obligations in support of the obligations of a Subsidiary of Borrower that are not prohibited by the proviso to this Section;

provided that, notwithstanding the foregoing, Borrower shall not permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation, except (a) any Subsidiary Guaranty or (b) Indebtedness owed to Borrower or another Subsidiary of Borrower.

6.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements and related costs, payroll taxes and other employee benefits with officers or managers in the ordinary course of business,
(b) transactions that are fully disclosed to the executive committee of Borrower and expressly authorized by a resolution of the executive committee of Borrower which is approved by a majority of Borrower's managers not having an interest in the transaction, (c) transactions with Members or their Affiliates consisting of reimbursements of amounts expended by such Member or its Affiliates for the benefit of Borrower or its Subsidiaries that are expressly permitted by the Operating Agreement and that are in the ordinary course of business; (d) slot machine sales to and purchases from Station and its Affiliates in an amount not to exceed $2,000,000 in the aggregate; (e) transactions expressly permitted by this Agreement, (f) transactions between or among Borrower and its Wholly Owned Subsidiaries, and (g) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's length transaction between unrelated parties of equal bargaining power.

     6.11 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than the ratio set forth below opposite such Fiscal Quarter:

           Fiscal Quarter                                 Ratio
           --------------                                 -----

           Fiscal Quarters ending prior to the          1.25 to 1.00
           Completion Date

           Fiscal Quarters ending after the             1.10 to 1.00
           Completion Date if the Leverage Ratio
           is greater than or equal to
           2.50 to 1.00

           Fiscal Quarters ending after the             1.00 to 1.00
           Completion Date if the Leverage
           Ratio is less than 2.50 to 1.00


     6.12 Leverage Ratio. Permit the Leverage Ratio, as of the last day of any Fiscal Quarter, to be greater than the ratio set forth below opposite such Fiscal Quarter:


           Fiscal Quarter                               Ratio
           --------------                               -----

           Closing Date and Fiscal Quarters             3.25 to 1.00
           ending December 31, 2004 through
           September 30, 2006

           Fiscal Quarters ending December 31, 2006     3.00 to 1.00
           through September 30, 2007

           Fiscal Quarters ending December 31, 2007     2.50 to 1.00
           and thereafter


     6.13 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure other than:

          (a) Capital  Expenditures  contemplated by the Construction Budget for
          the  Phase  II   Project  in  an   aggregate   amount  not  to  exceed
          $125,000,000;

          (b) Capital Expenditures contemplated by the Construction Budget for the Phase III Project in an aggregate amount not to exceed $75,000,000; provided that the Administrative Agent has approved the Phase III Project in the manner required by Section 6.20;

          (c) other Capital  Expenditures  in an aggregate  amount not to exceed
          (i) $25,000,000 during the Fiscal Year ending on December 31, 2005 and
          (ii) $10,000,000 during any subsequent Fiscal Year; provided, however, the maximum aggregate permitted Capital Expenditures for each Fiscal Year shall be increased by an amount, not to exceed $5,000,000, equal to the difference between the maximum aggregate permitted Capital Expenditures permitted under this clause (c) for the immediately preceding Fiscal Year and the actual aggregate Capital Expenditures under this clause (c) for such preceding Fiscal Year.

     6.14 Investments. Make or suffer to exist any Investment, other than:

          (a)  Investments  in existence  on the Closing  Date and  disclosed on
          Schedule 6.14;

          (b) Investments consisting of Cash and Cash Equivalents;

          (c) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

          (d) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

          (e) Investments received in connection with the settlement of a bona fide dispute with another Person;

          (f) Investments required by any Gaming Board;

          (g) Investments in Wholly Owned Subsidiaries that do not exceed in the aggregate $5,000,000 outstanding at any time;

          (h)  Investments  consisting  of  Guaranty  Obligations  permitted  by
          Section 6.9; and

          (i) Investments in the ordinary course of business in joint ventures whose sole business is the conduct of restaurant operations at the Property subject to the Deed of Trust.

     6.15 Acquisitions. Make any Acquisitions having an aggregate consideration in excess of $10,000,000 during the term of this Agreement.

     6.16 Management Fees. Pay Management Fees other than Management Fees which have accrued and are due and payable pursuant to the terms of the Operating Agreement (including Management Fees the payment of which was deferred from prior periods), provided that (a) at the time of payment of such Management Fees no Default or Event of Default exists or would result from such payment, and (b) giving effect to the making of such payments as of the last day of then most recently ended Fiscal Quarter for which a Compliance Certificate is required to have been delivered in accordance with Article 8, Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.11 and 6.12.

     6.17 Amendments to Constituent Documents. Permit the Members to amend or modify the Operating Agreement or the Articles of Organization of Borrower in a manner that would affect (a) the amount, timing of payment or calculation of Management Fees payable by Borrower, or (b) any other provision that may adversely affect the interests of the Lenders under the Loan Documents.

     6.18 Prepayments. Prepay any Indebtedness, or, subject to the last sentence of this Section, prepay rent under any operating lease, prior to the date when the same is due and payable, except (a) prepayments of the Indebtedness under this Agreement as and when permitted hereby, and (b) other prepayments with respect to Indebtedness in an aggregate amount not to exceed $5,000,000. For purposes of this Section, the exercise by Borrower of a purchase option contained in an operating lease shall not constitute a prepayment of rent; provided, however, that the exercise of any such option shall be subject to the limitations on Capital Expenditures set forth in this Agreement.

     6.19 Synthetic Leases. Enter into or assume any Synthetic Lease.

     6.20 Phase III Project. Enter into the prime construction for the Phase III Project unless and until:

          (a) the Administrative Agent has reasonably approved the identity of the prime contractor (it being understood that Perini Building Company shall not require pre-approval);

          (b) Borrower has provided the Administrative Agent with a draft of the prime construction contract, and such contract has been reasonably approved by the Administrative Agent in writing; and

          (c) Borrower has submitted to the Administrative Agent (for its information only, and not subject to its approval) copies of the related Construction Plans, Construction Timetable and Construction Budget for the Phase III Project.

                                   ARTICLE 7
                          CONSTRUCTION PERIOD COVENANTS
                          -----------------------------

     During each Construction Period, Borrower shall, unless the Administrative Agent otherwise consents (in the case of the covenants set forth in Section 7.1 through 7.3 below, with the prior written consent of the Requisite Lenders, and in the case of each other covenant set forth in this Article 7, following five Business Days notice to each Lender of any proposed non compliance without objection by the Requisite Lenders):

     7.1 Construction of Project. Proceed diligently and without interruption (except as may be caused by events outside the control of Borrower) to construct and furnish the related Project in accordance in all material respects with the related Construction Plans, Construction Budget and Construction Timetable, and in any event cause the Completion Date for the Phase II Project to occur not later than March 31, 2005.

     7.2 Construction Requirements. Construct each Project in a good and workmanlike manner in accordance with sound building practices and the related Construction Plans, and comply in all material respects with all existing Laws and requirements of all Governmental Agencies having jurisdiction over the Project and with all future Laws and requirements that become applicable to that Project prior to the Completion Date.

     7.3 Construction Services. In the case of the Phase II Project only, continue to engage CSG, at the expense of Borrower, to monitor the construction of the Phase II Project and provide CSG with such information and access to the Phase II Project worksite and individuals employed by Borrower, the relevant Architect and Contractor as it may reasonably request for that purpose, and pay on a monthly basis the fees and expenses of CSG in accordance with their engagement. CSG shall not be engaged to monitor the Phase III Project.

     7.4 Notice of Changes. Promptly provide the Administrative Agent and, in the case of the Phase II Project, CSG with copies of all changes to the related Construction Plan, Construction Budget, Construction Timetable, Construction Contracts and Architect Contracts.

     7.5 Construction Progress Reports. In respect of the Phase II Project, assist and cooperate with CSG in all respects reasonably requested by CSG in order to permit CSG to provide such periodic construction progress reports in respect of the Phase II Project to the Administrative Agent and the Lenders as may be reasonably requested by the Administrative Agent. In respect of the Phase III Project, provide the internal reports required by Section 8.1(a)(ii).

     7.6 Construction Information. Promptly provide to the Administrative Agent (and, in respect of the Phase II Project, CSG) such information and documents respecting the Projects as it may reasonably request from time to time, including detailed identification of each significant subcontractor or supplier to the Projects and the nature and dollar amount of the related subcontract or supply contract.

     7.7 Construction, Permits, Licenses and Approvals. Properly obtain, comply with and keep in effect all permits, licenses and approvals which are customarily required to be obtained from Governmental Agencies in order to construct and occupy the Projects as of the then current stage of construction, and deliver copies of all such permits, licenses and approvals to the Administrative Agent promptly following a request therefor.

     7.8 Purchase of Materials. Not purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on or upon the Project under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession (except for such reservations as may arise solely by operation of Law), or the right to consider such materials personal property after their incorporation in the work of construction unless the Administrative Agent in each instance has authorized Borrower to do so in writing.

     7.9 Purchase of Offsite Materials. Promptly notify the Administrative Agent if it purchases (and pays all or a portion of the purchase price therefor) any construction materials for the Projects that are not located on the Real Property, or will not be delivered thereto within fifteen days after purchase (describing such construction materials, the purchase price therefor and the location thereof) and, if requested by the Administrative Agent, provide to the Administrative Agent the written acknowledgment of the Person having custody of such construction materials of the existence of the Lenders' Lien on such construction materials and the right of the Administrative Agent to have access to and to remove such construction materials at reasonable times.

     7.10 Site Visits. Permit the Administrative Agent, or any Lender, at any reasonable time to enter and visit the Real Property for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction of the Projects.

     7.11 Protection Against Lien Claims. Promptly pay when due (subject to applicable retentions) or otherwise discharge all claims and Liens for labor done and materials and services furnished in connection with the construction of the Project, except for claims contested in good faith by appropriate proceedings and without prejudice to the relevant Construction Timetable, provided that any such claims are covered by such payment bonds or title insurance policy endorsements as may be requested by the Administrative Agent.

     7.12 Completion Certificates. Upon completion of each of the Projects, provide the Administrative Agent with a written certificate executed by the Architect and Contractor certifying that the relevant Project has been completed in all material respects in accordance with the applicable Construction Plan and complies in all material respects with all applicable zoning, building and land use Laws and that such Project is ready to be opened for business.

     7.13 Completion Survey. As soon as practicable after completion of each Project, provide the Administrative Agent with an ALTA survey of the Real
Property  that (a) sets forth all  easements  and  licenses  burdening  the Real
Property which are of record or visible from an inspection thereof, and (b) reflects no encroachments onto the Real Property and no encroachments by that Project onto adjoining real property.

                                   ARTICLE 8
                     INFORMATION AND REPORTING REQUIREMENTS
                     --------------------------------------

     8.1 Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of either the Commitments remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

          (a) During (i) the Construction Period for the Phase II Project, as soon as practicable, and in any event by the 20th day of the next following month, all information requested by CSG for the preparation of its construction progress report as of the last day of the preceding calendar month in a form reasonably acceptable to the Administrative Agent, which report shall compare the status of construction and amounts expended to the related Construction Timetable and Construction Budget, and (ii) the Construction Period for the Phase III Project, not later than the last day of each calendar month, an internally prepared narrative construction progress report in respect of the Phase III Project in a form reasonably acceptable to the Administrative Agent;

          (b) As soon as practicable, and in any event by the last day of the next following month, financial statements of Borrower for the preceding calendar month (commencing with the first full calendar month after the Completion Date) in a form reasonably acceptable to the Administrative Agent, together with a written narrative statement discussing any significant trends reflected therein signed by a Senior Officer;

          (c) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) if applicable and if requested by the Administrative Agent, the consolidating balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year end accruals and audit adjustments;

          (d) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a preliminary calculation of the Pricing Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the
          calculation  thereof,   which  calculations  shall  be  based  on  the
          preliminary   unaudited  financial  statements  of  Borrower  and  its
          Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Pricing Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

          (e) As soon as practicable, and in any event within 120 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, members' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year and (ii) if applicable and if requested by the Administrative Agent, consolidating balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections
          6.11 and 6.12, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

          (f) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated and consolidating balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated and consolidating condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

          (g) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the executive committee (or the audit committee of the executive committee) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

          (h) Promptly after request by the Administrative Agent or any Lender, copies of the Nevada "Regulation 6.090 Report" and "6 A Report", and copies of any written communication to Borrower from any Gaming Board advising it of a violation of or non compliance with any Gaming Law by Borrower or any of its Subsidiaries;

          (i) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrower with any Governmental Agency;

          (j) Promptly upon a Senior Officer becoming aware, and in any event within ten Business Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in
          Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (k) As soon as practicable, and in any event within two Business Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;

          (l) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower that is $2,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $2,000,000 or more or any lessor under a lease involving aggregate rent of $2,000,000 or more has asserted a default thereunder on the part of Borrower, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower under a contract that is not a credit agreement or material lease in excess of $2,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike such Borrower on a date certain and such strike would involve more than 100 employees of Borrower or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower, a written notice describing the pertinent facts relating thereto and what action Borrower is taking or proposes to take with respect thereto; and

          (m) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

     Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of Borrower hereunder (collectively, "Borrower Materials") by posting Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a "Public Lender"). Borrower hereby agrees that (w) all Borrower

Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking
Borrower Materials "PUBLIC," Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

     8.2 Compliance Certificates. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of either of the Commitments remains outstanding, Borrower shall, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 8.1(c) and 8.1(e), Compliance Certificates signed by a Senior Officer.



                                      -73

                                   ARTICLE 9
                                   CONDITIONS
                                   ----------

     9.1 Conditions to Closing. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

          (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each Party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

               (1) at least one executed counterpart of this Agreement;

               (2) Consents hereto substantially in the form of Exhibit G, which in the case of each Lender making additional Term Loans on the Closing Date, shall set forth the amount of such additional Term Loans.

               (3) Revolving Notes executed by Borrower in favor of each Revolving Lender reflecting the adjusted Pro Rata Shares of the Revolving Commitment set forth on Schedule 2.1

               (4) Term Notes in favor of each Term Lender which has elected to make additional Term Loans on the Closing Date, each in a principal amount equal to that Lender's Term Loans;

               (5) the amended and restated Security Agreement executed by Borrower;

               (6) Member Pledge Agreements executed by each of the Members;

               (7) the amended and restated Completion Guaranty executed by the Members and Station;

               (8) the amended and restated Deed of Trust executed by Borrower;

               (9) such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of Borrower, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including (if applicable)  certified  copies  of the  Operating  Agreement  and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

               (10) the Opinions of Counsel;

               (11) assurances from the Title Company that it is prepared to issue a CLTA Form 110.5 Indorsement to the Title Policy insuring the Lien of the Deed of Trust, subject only to such exceptions as are reasonably acceptable to the Administrative Agent;

               (12) a certificate of insurance issued by Borrower's insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Deed of Trust, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Agent;

               (13) the Member Subordination Agreement executed by each of the Members;

               (14) a Certificate signed by a Senior Officer certifying that the conditions specified in Sections 9.1(c) and 9.1(d) have been satisfied; and

               (15) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

          (b) all fees payable on the Closing Date pursuant to Article 3 shall have been paid.

          (c) The  representations  and  warranties  of  Borrower  contained  in
          Article 4 shall be true and correct.

          (d) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

          (e) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Administrative Agent.

     9.2 Any Advance. The obligation of each Lender to make any Advance (and the obligation of the Issuing Lender to issue any Letter of Credit) is (except as provided in Sections 2.4 and 2.10) subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

          (a) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4

          (other than Sections 4.4, 4.6 (first and second sentence),  4.8, 4.10,
          4.17 and 4.18) shall be true and correct on and as of the date of the Advance as though made on that date;

          (b) other than matters described in Schedule 4.10 or not required as of the Closing Date to be therein described, or disclosed by Borrower and approved in writing by the Requisite Lenders, there shall not be any action, suit, proceeding or investigation pending as to which Borrower or any of its Subsidiaries has been served or received notice of or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

          (c) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable) or Letter of Credit Application, as applicable; and

          (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

     9.3 Any Letter of Credit. The obligation of the Issuing Lender to issue any Letter of Credit, and the obligation of the other Lenders to participate therein, are subject to the conditions precedent that (a) the conditions set forth in Section 9.2 have been satisfied and (b) Borrower shall have certified that, giving effect to the issuance of the requested Letter of Credit, the Letter of Credit Usage shall not exceed any limitations set forth in this Agreement.

                                   ARTICLE 10
                   DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
                   ------------------------------------------

     10.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

          (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

          (b) Borrower fails to pay any interest on any of the Notes, or any commitment fee or agency fee under Article 3, or any portion thereof, within two Business Days after the date when due; or fail to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within two Business Days after demand therefor; or

          (c) Borrower  fails to comply with any of the  covenants  contained in
          Article 6 (other than Section 6.17); or

          (d) Borrower fails to comply with Section 8.1(k) in any respect that is materially adverse to the interests of the Lenders; or

          (e) Borrower, any of its Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in the Completion Guaranty or any other Loan Document on its part to be performed or observed within fifteen Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

          (f) Any representation or warranty of Borrower or any of its Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Subsidiary pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed; or

          (g) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $5,000,000 or more, or any guaranty of present or future Indebtedness or under any Swap Agreement, in each case of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $5,000,000 or more, or of any guaranty of present or future Indebtedness of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (provided, that for the purpose of this clause (g), the amount of a

          Swap Agreement shall be the amount which is then payable by the counterparty to close out the Swap Agreement); or

          (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

          (i) Any Loan Document (other than a Secured Swap Agreement), at any time after its execution and delivery and for any reason, other than the agreement or action (or omission to act) of the Administrative Agent or the Lenders or satisfaction in full of all the payment Obligations, or the termination thereof pursuant to its express terms, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which is materially adverse to the interests of the Lenders; or any Collateral Document ceases (other than by action or inaction of the Administrative Agent or any Lender) to create a valid and effective Lien in any material Collateral covered thereby; or any Party thereto denies in writing that it has any or further liability or obligation under any (other than a Secured Swap Agreement) Loan Document, or purports to revoke, terminate or rescind same; or

          (j) A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $5,000,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

          (k) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or

          (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

          (m) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

          (n) Any Pension Plan maintained by Borrower or any of its ERISA Affiliates is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Borrower and its Subsidiaries as of the most recently ended Fiscal Quarter; or

          (o) The occurrence of a License Revocation that continues for three consecutive calendar days; or

          (p) The failure of the Completion Date to occur prior to March 31, 2005; or

          (q) When the Completion Guaranty is in effect, Station (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $10,000,000 or more, or any guaranty of present or future Indebtedness or under any Swap Agreement, in each case of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $10,000,000 or more, or of any guaranty of present or future Indebtedness of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Station to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (provided, that for the purpose of this clause (q), the amount of a Swap Agreement shall be the amount which is then payable by the counterparty to close out the Swap Agreement); or

          (r) When the Completion Guaranty is in effect, Station institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Station and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to Station or to all or any part of its Property is instituted without the consent of Station and continues undismissed or unstayed for sixty calendar days; or

          (s) the occurrence of any Change in Control.

     10.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise, subject to applicable Gaming Laws:

          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 10.1(k) as to the Borrower:

               (1) the Commitments to make Advances and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that ------ all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 12.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

               (2) the Issuing Lender may, with the approval of the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest bearing cash collateral account as collateral under the Security Agreement; and

               (3) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

          (b) Upon the occurrence of any Event of Default described in Section 10.1(k) as to the Borrower:

               (1) the Commitments to make Advances and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and such other obligations and rights and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders;

               (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Lender in an interest bearing cash collateral account as collateral under the Security Agreement; and

               (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

          (c) Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

          (d) In addition to any other rights and remedies, if an Event of Default occurs prior to the Completion Date, the Administrative Agent and the Lenders shall have the right to (i) obtain the appointment of a receiver to take possession of the Property subject to the Deed of Trust (and Borrower agrees not to contest the appointment of such receiver except in good faith) and (ii) take such steps as the Administrative Agent and the Lenders reasonably deem necessary or appropriate to complete construction of each then pending Project, including making any changes to the related Construction Plan, Construction Budget or Construction Timetable and/or terminating or amending any of the Architect Contracts, Construction Contracts or any other contract or arrangement related to that Project; provided, however, that the Administrative Agent shall be responsible for any breach of contract resulting from any such change, termination or amendment. Any such action shall not be construed as an assumption of responsibility by the Administrative Agent or the Lenders to complete a Project, and such steps may be discontinued at any time. Any such action shall not be construed to make the Administrative Agent or the Lenders a partner or joint venturer with Borrower. All amounts expended by the Administrative Agent and the Lenders for the completion of the Projects shall be deemed additional Advances and shall be secured by the Collateral Documents.

          (e) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate payment Obligations owed to each Lender under the Loan Documents bear to the aggregate payment Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's payment Obligations hereunder and under the Notes, payments of the proceeds from the exercise of the Lenders' rights and remedies shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due the Lenders under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments of the proceeds from the exercise of the Lenders' rights and remedies will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity for the collection or recovery of all unpaid payment Obligations.

                                   ARTICLE 11
                              ADMINISTRATIVE AGENT
                              --------------------

     11.1 Appointment and Authorization of Administrative Agent.

          (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 11 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article 10 and in the definition of "Agent-Related Person" included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

     11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     11.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Party or any Affiliate thereof.

     11.4 Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite
          Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 8.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Requisite Lenders in accordance with Article 9; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     11.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     11.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Party and without limiting the obligation of any Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the

Commitment, the payment of all other Obligations and the resignation of the Administrative Agent.

     11.8 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     11.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Lender and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Issuing
Lender and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issue" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line Lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or Swing Line Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10 and Sections 11.3 and
11.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above.

     11.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Usage shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the Letter of Credit Usage and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Article 3 and Section 11.3) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article 3 and Section 11.3. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     11.11 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     11.12 Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with
Section 10.2(d), each Lender shall have an interest in the Lenders' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders, except that Obligations owed to any Lender (or Affiliate of a Lender) under a Secured Swap Agreement shall be secured on a pari passu basis with all other Obligations up to an amount equal to the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Secured Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

     11.13 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Lenders in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities, which form shall be reasonably acceptable to the Requisite Lenders.

     11.14 Subordination, Non Disturbance and Attornment Agreements. The Administrative Agent is hereby authorized (but shall not be obligated to), to execute and deliver Subordination, Non Disturbance and Attornment Agreements substantially in the form of Exhibit F hereto with Borrower, any relevant Subsidiaries thereof and their commercial tenants without prior notice to or consent by the Lenders, and may following not less than two Business Day's notice to each Lender with a copy of the proposed agreement (unless the Requisite Lenders object thereto during such period), enter into Subordination, Non Disturbance and Attornment Agreements and other related agreements which are in a form acceptable to the Administrative Agent.

     11.15 No Obligations of Borrower. Nothing contained in this Article 11 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan
Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower's obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                                   ARTICLE 12
                                  MISCELLANEOUS
                                  -------------

     12.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 9 hereof are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived as provided in Section 12.2 in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

     12.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower or any of its Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 11, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective:

          (a) To (i) change the principal of, or the amount of principal of, or the amount of principal prepayments of, any Note without the consent of the holder thereof, or to forgive or reduce the amount of any reimbursement payments due with respect to any Letter of Credit without the approval of the Issuing Lender and each Revolving Lender,
          (ii) decrease the rate of interest payable on any Note without the consent of the holder thereof, (iii) increase the amount or percentage of the Pro Rata Share of any Lender or decrease the amount of any commitment fee payable to any Lender, in each case without the consent of that Lender, or (iv) decrease the amount of any other fee or amount payable to any Lender under the Loan Documents without the consent of that Lender, or (v) waive an Event of Default consisting of the failure of Borrower to pay when due any principal, interest or any commitment fee hereunder;

          (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note (including the Swing Line Note), any amount payable to reimburse any drawing under any Letter of Credit or any installment of any commitment fee, or to extend the term of either of the Commitments without the consent of the Lenders having a Pro Rata Share of the relevant Commitment.

          (c) To release or amend the Completion Guaranty, any Subsidiary Guaranty, or any material portion of the Collateral, except as expressly provided for in any Loan Document; provided that (1) the Administrative Agent shall be authorized to release the Completion Guaranty at any time following December 1, 2005 upon receipt of a written request by Members and Station requesting the release of the Completion Guaranty together with a written certification executed by a Senior Officer of Borrower certifying that (i) the Project is substantially physically complete, (ii) there exists no material dispute related to the construction of the Project and (iii) there is no Default or Event of Default under this Agreement or any other Loan Document, and (2) the Administrative Agent is authorized to release the Lien created by the Collateral Documents on (i) assets secured by Indebtedness permitted by Section 6.9(f), (ii) assets which are the subject of a Disposition permitted by Section 6.2, and (iii) assets the sale, transfer or other disposition of which is not a Disposition, and shall do so upon request of Borrower subject to such reasonable and customary requirements as the Administrative Agent may specify;

          (d) To amend the provisions of the definition of "Quarterly Payment Date," "Requisite Lenders," "Revolving Maturity Date," "Term Maturity Date," or "Completion Date", or to amend any constituent definition in a manner which results in a substantive change to any of the definitions listed in this clause (d); or

          (e) To amend or waive this Section 12.2, or Sections 6.4, 11.9 or 12.10; or

(f) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 12.2 shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of the Commitments of such Lender may not be increased or extended without the consent of such Lender.

     12.3 Attorney Costs, Expenses and Taxes.

          (a) Borrower agrees (i) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and (ii) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lenders. All amounts due under this
          Section 12.3 shall be payable within 5 Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

          (b) Borrower shall pay any and all documentary and other taxes, excluding (1) taxes imposed on or measured in whole or in part by overall net income, gross income or gross receipts and franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (2) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (3) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 12.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in Section 12.11 the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

     12.4 Nature of Lenders' Obligations. The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitments attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.

     12.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     12.6 Notices.

          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

               (1) if to the Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.6 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

               (2) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Issuing Lender and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, 4 Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the Issuing Lender and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof;
          provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 8.1, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

          (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic requests for Loans and Swing Line Loans) that, in the reasonable judgment of the Administrative Agent and the Lenders, are purportedly given by or on behalf of the Borrower even if
          (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice that, in the reasonable judgment of such Agent-Related Person, is purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     12.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     12.8 Binding Effect; Assignment.

          (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that Borrower may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment by Borrower in contravention of this Section 12.8(a) shall be null and void. Each Lender represents that it is not acquiring its Notes with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Notes must be within the control of such Lender). Notwithstanding any other limitation set forth in this Section, any Lender may assign or pledge a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, (i) to any Federal Reserve Bank, to secure obligations to any Federal Reserve Bank pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and (ii) in the case of any Lender that is fund that invests in bank loans, to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders, provided that no such pledge or assignment shall release the assigning Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such Eligible Assignee, if not then a Lender, an Affiliate of the assigning Lender, or a Related Fund shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or to a Related Fund of a Lender, or of the entire remaining Commitments of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitments that is equivalent to less than $1,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its relevant Notes) to such assignee Lender, Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender, a Note or Notes evidencing the remaining balance Pro Rata Share of the Commitments, if any, retained by the assigning Lender.

          (c) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Pro Rata Share held by each Lender, giving effect to each Assignment Agreement. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, notify the Borrower of the effectiveness thereof, provided that only one such fee shall be payable with respect to two or more simultaneous assignments by or to any Lender to or from its Related Funds. Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share.

          (e) Each Lender may from time to time grant participations to one or more Lenders or other financial institutions (including another Lender) in a portion of its Pro Rata Share; provided, however, that
          (i) such Lender notifies the Administrative Agent and Borrower in writing at least five Business Days in advance of granting such a participation, which notice shall identify the proposed participant,
          (ii) the proposed participant (if not then a Lender or an Affiliate of the granting Lender) shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrower (neither of which approvals shall be unreasonably withheld or delayed), (iii) such Lender's obligations under this Agreement shall remain unchanged, (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (v) the participating Lenders or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8, 12.3, 12.11 and 12.22 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (vi) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (vii) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (viii) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend any Quarterly Payment Date, the Term Maturity Date, the Revolving Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes in which such participant has an interest, or (D) release the Completion Guaranty or any material portion of the Collateral (except as otherwise expressly provided for in any Loan Document).

          (f) Notwithstanding anything in this Section 12.8 to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitments shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

     12.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may (a) exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and (b) to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

     12.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, Lender's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this
Section 12.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

     12.11 Indemnification by Borrower. Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 12.11 shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     12.12 Nonliability of the Lenders. Borrower acknowledges and agrees that:

          (a) Any inspections of any Property of Borrower made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

          (c) The relationship between Borrower and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the
          Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

          (d) The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 12.11 from any such loss, damage, liability or claim.

     12.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. Except as provided in Sections 12.8, 12.11, and 12.14 no other Person shall have any rights of any nature hereunder or by reason hereof.

     12.14 Confidentiality. Each of the Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Lender agrees to hold any confidential information that it may receive from Borrower, Station, GCR Gaming, GV Ranch Station, Inc. and their respective Affiliates pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders; (b) to legal counsel and accountants for Borrower, Station, GCR Gaming, their Affiliates or any Lender; (c) to other professional advisors to Borrower, Station, GCR Gaming, their Affiliates or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement with provisions substantially similar to this Section 12.14; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries or over Station, GCR Gaming or their respective Affiliates, provided that each Lender agrees to notify the affected party of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process, provided that each Lender agrees to notify the affected party of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which that Lender and Borrower, GCR Gaming, Station or their respective Affiliates are adverse parties; (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Notes, provided that the recipient has accepted such information subject to a confidentiality agreement with provisions substantially similar to this Section 12.14; (h) to the National Association of Insurance Commissioners; (i) to a nationally recognized credit rating agency provided that each Lender agrees to notify the affected party of any such disclosures, and (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 12.14. For purposes of the foregoing, "confidential information" shall mean any information respecting a Person reasonably considered by that Person to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by that Person to any other Person not associated with the disclosing Person without a confidentiality agreement or obligation substantially similar to this Section 12.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to any Person. Notwithstanding anything herein to the contrary, "confidential information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Lenders to Borrower or any other Party.

     12.15 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Collateral Document.

     12.16 Integration. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.3 and 3.5, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     12.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the Laws of California applicable to contracts made and performed in California.

     12.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any
jurisdiction   shall,  as  to  that  party  or  jurisdiction,   be  inoperative,
unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     12.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     12.20 Time of the Essence. Time is of the essence of the Loan Documents.

     12.21 Foreign Lenders and Participants.

          (a) Tax Forms.

               (1) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto
               (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding  for  taxes  from  amounts  payable  to such  Foreign
               Lender.

               (2) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

               (3) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.12(d) (A) with respect to any taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this
               Section  12.21(a)  or (B) if such  Lender  shall  have  failed to satisfy the foregoing provisions of this Section 12.21(a); provided that if such Lender shall have satisfied the requirement of this Section 12.21(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 12.21(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.12(d) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

               (4) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 12.21(a).

          (b) Form W-9. Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

          (c) Withholding. If any Governmental Agency asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitment, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     12.22 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections 4.18 and 5.11) shall be unlimited corporate obligations of Borrower and shall not be secured by any Lien on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section 12.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

     12.23 Gaming Compliance. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

          (a) This Agreement and all other Loan Documents are subject to the Gaming Laws. The Administrative Agent and each of the Lenders acknowledge and understand that (a) they are subject to being called forward by the Gaming Boards, in their discretion, for licensing or a finding of suitability as a lender to a gaming licensee; (b) all rights, remedies and powers in or under this Agreement and the other Loan Documents with respect to Collateral (including Member Pledged Collateral) and the ownership and --------- operation of gaming facilities may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of the Gaming Laws; and (c) all provisions of this Agreement and the other Loan Documents relative to Collateral (including Member Pledged Collateral) and the ownership and operation of gaming facilities are intended to be subject to the Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement and the other Loan Documents invalid or unenforceable, in whole or in part.

          (b) Subject to the release of any Collateral as contemplated by any of the Loan Documents, the Administrative Agent (or one or more agents or sub agents of the Administrative Agent) shall, to the extent required by applicable Gaming Laws, retain possession of all Member Pledged Collateral delivered to it within the State of Nevada at a location designated to the Gaming Boards.

     12.24 Termination of Make Well Agreement and Greenspun Pledge Agreement. As of the date hereof, the Amended and Restated Make Well Agreement dated December 22, 2003 by the Members and Station in favor of the Administrative Agent and the Pledge Agreement dated December 22, 2003 by GCR Gaming Guarantor, LLC in favor of the Administrative Agent shall be deemed terminated and of no further force and effect. Further, any and all ancillary agreements, covenants, obligations from GCR Gaming Guarantor, LLC or GCR Gaming Guarantor II, LLC in any way related to the Commitments or the Loan Documents are terminated as of the date hereof (if not earlier terminated pursuant to the terms thereof). In addition, the Administrative Agent is authorized to execute and delivery any documentation required to effectuate such termination.

     12.25 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     12.26 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

     12.27 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 12.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 12.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     12.28 USA PATRIOT ACT. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

         [THIS SPACE INTENTIONALLY LEFT BLANK SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              GREEN VALLEY RANCH GAMING, LLC,
                              a Nevada limited liability company
                              By:      GV Ranch Station, Inc.
                              Its:     Manager and a Member
                              By:      /s/ Glenn C. Christenson
                                       ------------------------
                              Name:    Glenn C. Christenson
                              Title:   Senior Vice President and Treasurer


                              By:      GCR Gaming, LLC
                              Its:     Member
                              By:      /s/ Brian L. Greenspun
                                       -----------------------
                              Name:    Brian L. Greenspun
                              Title:   Manager


                              Address for Borrower:
                              c/o Station Casinos, Inc.
                              2411 West Sahara Avenue
                              Las Vegas, Nevada  89102
                              Attn:    Glenn C. Christenson
                                       Executive Vice President
                              Telecopier:       (702) 367-2424
                              Telephone:        (702) 367-2484


                              With a copy to
                              GCR Gaming, LLC
                              c/o Phil Peckman
                              901 North Green Valley Parkway
                              Suite 200
                              Henderson, Nevada  89014
                              Telephone: (702) 458-8855
                              Telecopier: (702) 259-4146

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent
                              By:    /s/ Donna Kimbrough
                                     -------------------
                                     Donna Kimbrough, Assistant Vice President

                                    Address:

                                    Donna Kimbrough
                                    Assistant Vice President
                                    Agency Management Officer II
                                    GCIB Agency Management Central I
                                    Bank of America, N.A.
                                    Mail Code: TX1-492-14-11
                                    Bank Of America Plaza
                                    901 Main Street, 14th Floor
                                    Dallas, TX 75202-3714
                                    214/209-4129 Direct
                                    214/290-9432 FAX

                                    WELLS FARGO BANK, N.A.,
                                    as Co-Lead Arranger and Syndication Agent


                                     By:/s/ Clark A. Wood
                                        ----------------------------------
                                             Clark A. Wood, Vice President

                                    Address:

                                    Clark A. Wood, Vice President
                                    Wells Fargo Bank, N.A.
                                    Gaming Division, Fourth Floor
                                    3800 Howard Hughes Parkway
                                    Las Vegas, NV   89109
                                    702/791-6351 direct
                                    702/791-6365 FAX



                                      -3-